Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

IRIS ACQUISITION CORP,

IRIS PARENT HOLDING CORP.,

SPAC MERGER SUB, INC.,

LIMINATUS PHARMA MERGER SUB, INC.

and

LIMINATUS PHARMA, LLC

DATED AS OF NOVEMBER 30, 2022

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EXHIBITS

Exhibit A – Sponsor Support Agreement

Exhibit B – Form of Lock-Up Agreement

Exhibit C – Form of PIPE Subscription Agreement

Exhibit D – Forfeiture Agreement

Exhibit E – Form of Amended and Restated Registration Rights Agreement

Exhibit F – Form of Convertible Notes Subscription Agreement

Exhibit G – Form of Convertible Notes

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of November 30, 2022 (the “Effective Date”), by and among Iris Acquisition Corp, a Delaware corporation (the “SPAC”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), Liminatus Pharma, LLC, a Delaware limited liability company (the “Company”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“SPAC Merger Sub” and together with Liminatus Merger Sub, the “Merger Subs”). Each of SPAC, ParentCo, SPAC Merger Sub, Liminatus Merger Sub, and the Company is also referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, SPAC is a blank check special purpose acquisition company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more operating businesses or entities through a business combination;

WHEREAS, ParentCo is a newly formed entity, and each of Liminatus Merger Sub and SPAC Merger Sub is a newly formed and wholly-owned direct subsidiary of ParentCo;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (“DLLC Act”), as applicable, as part of an integrated transaction with the formations of ParentCo, Liminatus Merger Sub and SPAC Merger Sub; SPAC, ParentCo, Liminatus Merger Sub, SPAC Merger Sub and the Company will enter into a business combination transaction pursuant to which (a) Liminatus Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving the Company Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Company Merger, SPAC Merger Sub will merge with and into SPAC (the “SPAC Merger” and, together with the Company Merger, the “Mergers”), with SPAC surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo;

WHEREAS, concurrently with the execution of this Agreement, ParentCo and SPAC are entering into subscription agreements, substantially in the form attached hereto as Exhibit C (collectively, the “PIPE Subscription Agreements”), with certain investors (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for, and ParentCo has agreed to issue to the PIPE Investors, an aggregate of at least 1,500,000 shares of ParentCo Common Stock in exchange for an aggregate purchase price of at least $15,000,000 (the “PIPE Investment Amount”) on the Closing Date immediately prior to the Effective Time, on the terms and subject to the conditions set forth in the PIPE Subscription Agreements (the “PIPE Investment”);

WHEREAS, concurrently with the execution of this Agreement, ParentCo and SPAC are entering into subscription agreements, substantially in the form attached hereto as Exhibit F (collectively, the “Convertible Notes Subscription Agreements” and together with the PIPE Subscription Agreements, the “Subscription Agreements”), with certain investors (collectively, the “Convertible Notes Investors” and together with the PIPE Investors, the “Investors”) pursuant to which, among other things, the Convertible Notes Investors have agreed to subscribe for, and ParentCo has agreed to issue to the Convertible Notes Investors on the Closing Date immediately prior to the Effective Time, an aggregate principal amount of at least $25,000,000 (the “Convertible Notes Investment Amount” and together with the PIPE Investment Amount, the “Investment Amount”) of 8.00% Convertible Notes due three years after the Closing of the Business Combination, substantially in the form attached hereto as Exhibit G (the “Convertible Notes”), with an initial conversion price of $11.50 per share of ParentCo Common Stock, on the terms and subject to the conditions set forth in the Convertible Notes Subscription Agreements and the indenture governing such Convertible Notes (the “Convertible Notes Investment” and together with the PIPE Investment, the “Investments”);

WHEREAS, at the Closing, pursuant to the terms and conditions of the SPAC Certificate of Incorporation, all then-outstanding SPAC Class B Shares, par value $0.0001 per share, will be automatically converted into SPAC Class A Shares on a one-for-one basis (the “SPAC Class B Share Conversion”);

WHEREAS, the ParentCo Board has determined that the Mergers and the other transactions contemplated hereby are fair and advisable to, and in the best commercial interests of ParentCo and its stockholders;

WHEREAS, the board of managers of the Company has unanimously (a) determined that the Company Merger is fair to, and in the best interests of, the Company and its members (the “Company Members”) and has approved and adopted this Agreement and declared its advisability and approved the Company Merger and the other transactions contemplated hereunder, and (b) recommended the approval and adoption of this Agreement and the transactions contemplated hereunder, including the Company Merger, by the Company Members;

WHEREAS, SPAC Board has determined that this Agreement, the SPAC Merger and the other transactions contemplated hereby are fair and advisable to, and in the best commercial interests of SPAC and the SPAC Stockholders;

WHEREAS, SPAC Board has approved this Agreement, the SPAC Merger and the other transactions contemplated hereby and has determined to recommend that the SPAC Stockholders adopt, authorize and approve this Agreement, the SPAC Merger and the other transactions contemplated hereby;

WHEREAS, Iris Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), solely in its capacity as a stockholder of SPAC, and the officers and directors of SPAC, in their capacities as stockholders, have entered into that certain support agreement substantially in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which the Sponsor and such stockholders have agreed to, among other things, (i) vote in favor of the SPAC Merger and each of the SPAC Stockholder Voting Matters, in each case, consistent with the requirements of the letter agreement, dated as of March 4, 2021, by and among SPAC, the Sponsor and the officers and directors of SPAC thereto, and (ii) waive its anti-dilution protections with respect to its SPAC Class B Shares;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company Members and Sponsor have each entered into a Lock-Up Agreement with ParentCo, substantially in the form attached as Exhibit B hereto (each, a “Lock-Up Agreement”), each of which will become effective as of the Closing, in which such Company Member agreed not to affect any sale, distribution or transfer of the Merger Shares that they receive under this Agreement, and in which Sponsor agreed not to affect any sale, distribution or transfer of the SPAC Class B Shares (or the ParentCo Shares received in exchange therefore in the SPAC Merger), in each case, during the post-Closing lock-up period described therein; and

WHEREAS, for U.S. federal income tax purposes, it is intended that, taken together, the Mergers will qualify as an exchange under Section 351 of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1            Certain Definitions. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below.

“Acquisition Entities” means ParentCo and the Merger Subs.

“Additional SPAC Filings” has the meaning set forth in Section 8.9(e).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of SPAC prior to the consummation of its Business Combination.

“Affiliated Transactions” has the meaning set forth in Section 5.22(a).

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreements” means the Lock-Up Agreements, the Sponsor Support Agreement, the Forfeiture Agreement, the Amended and Restated Registration Rights Agreement and each other agreement, instrument and certificate required by, or contemplated in connection with, this Agreement to be executed by any of the Parties as contemplated by this Agreement, in each case, only as is applicable to the relevant Party or Parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments (including, without limitation, any applicable Law of the Cayman Islands).

“Anti-Money Laundering Laws” means applicable Laws related to money laundering, including the Currency and Foreign Transaction Reporting Act of 1970, as amended (also known as the Bank Secrecy Act), the Money Laundering Control Act of 1986, as amended, and any other applicable Law related to money laundering of any jurisdictions in which the Company conducts business, including any anti-racketeering laws involving money laundering or bribery as a racketeering act (including, without limitation, any applicable Law of the Cayman Islands).

“Audited Financial Statements” has the meaning set forth in Section 5.6(a).

“Business Combination” has the meaning ascribed to such term in SPAC Certificate of Incorporation.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Entity so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Cantor” means Cantor Fitzgerald & Co.

“Cantor Fee Agreement” means that certain fee agreement by and among Sponsor, SPAC and Cantor in substantially the form agreed to among the parties thereto.

“Cantor Fees” means the fees payable to Cantor pursuant to the Cantor Fee Agreement.

“Car-Tcellkor” means Car-Tcellkor, Inc., a Delaware corporation.

“Clayton Act” means the Clayton Act of 1914, as amended.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Form 8-K” has the meaning set forth in Section 8.9(f).

“Closing Press Release” has the meaning set forth in Section 8.9(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company. For the avoidance of doubt, Company Convertible Securities shall include any securities, rights and/or profits interests, issued by any Affiliate, plan, holding company, or other entity which, directly or indirectly, holds Company Convertible Securities, and which can cause the revaluation, valuation, issuance, profits or payment compensation in connection with, or conversion, exercise or exchange of, any Company Convertible Securities.

“Company Disclosure Schedules” means the Disclosure Schedules delivered by the Company to SPAC concurrently with the execution and delivery of this Agreement.

“Company Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or under or with respect to which the Company has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“Company Entities” means the Company, ParentCo and the Merger Subs.

“Company Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability), Section 5.4 (Noncontravention), Section 5.5 (Capitalization), and Section 5.15 (Brokerage).

“Company Interest” shall mean the issued and outstanding units in the Company.

“Company Member Approval” means the vote, consent or approval of the Company Members (including any separate class or series vote, consent or approval that is required, whether pursuant to the Company’s Governing Documents, any equityholder agreement or otherwise) holding Company Interests required under applicable Law and the Governing Documents of the Company to approve the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which the Company is or is required to be a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Company Merger.

“Company Members” has the meaning set forth in the Recitals hereto.

“Company Merger” has the meaning set forth in the Preamble.

“Company Merger Consideration” means Two Hundred Fifty Million Dollars ($250,000,000).

“Company Surviving Subsidiary” has the meaning set forth in Section 2.1.

“Company Transaction Expenses” means, without duplication, all out-of-pocket expenses of the Company incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, including (i) costs, fees, expenses and disbursements of the Company’s financial advisors, attorneys, accountants and other advisors and service providers and (ii) change in control payments, transaction bonuses, retention payments, termination payments, severance, retention bonuses and any other similar compensatory payments payable to any current or former employee, officer or director, or individual independent contractor of the Company solely as a result of the transactions contemplated under this Agreement (and not subject to any subsequent event or condition, such as a termination of employment), including any Taxes relating to such payments to be paid and/or borne by the Company. For the avoidance of doubt, Company Transaction Expenses shall exclude Indebtedness.

“Confidentiality Agreement” means that certain Non-Disclosure and Confidentiality Agreement, dated as of October 30, 2022, by and between SPAC and the Company.

“Contract” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Convertible Notes” has the meaning specified in the Recitals hereto.

“Convertible Notes Investment” has the meaning specified in the Recitals hereto.

“Convertible Notes Investment Amount” has the meaning specified in the Recitals hereto.

“Convertible Notes Investors” has the meaning specified in the Recitals hereto.

“Convertible Notes Subscription Agreements” has the meaning specified in the Recitals hereto.

“Copyleft Terms” has the meaning set forth in Section 5.11(e).

“Copyrights” has the meaning given to such term in the definition of “Intellectual Property”.

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemic, pandemic or disease outbreaks.

“COVID-19 Measures” means any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order, directive, guidelines or recommendations by an applicable Governmental Entity in connection with or in response to the COVID-19 pandemic, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“D&O Provisions” has the meaning set forth in Section 8.12.

“DGCL” means has the meaning set forth in the Recitals hereto.

“Disclosure Schedules” means the SPAC Disclosure Schedules and the Company Disclosure Schedules.

“DLLC Act” means has the meaning set forth in the Recitals hereto.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Laws” means any Laws relating to Hazardous Materials, pollution, the environment, natural resources, endangered or threatened species, or human health and safety.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, shares or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Equity Securities of SPAC” means the Units, the SPAC Shares, the Public Warrants and the Private Placement Warrants, collectively.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Ewon” means Ewon Comfortech Co. Ltd., a South Korean company.

“Extension” has the meaning set forth in Section 7.2(b).

“Extension Capital” means the lesser of (x) $225,000 and (y) $0.045 for each SPAC Class A Share not redeemed in connection with the Extension.

“Feelux” means Feelux Co., Ltd., a South Korean company.

“Feelux Subscription Agreement” has the meaning set forth in Section 4.1(b)(x).

“Forfeiture Agreement” means that certain forfeiture agreement (substantially in the form attached hereto as Exhibit D) between Sponsor and the Company.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means (a) in the case of a corporation or company, its certificate of incorporation (or analogous document), bylaws and/or its memorandum and articles of association; (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement; or (c) in the case of an exempted limited partnership, its certificate of registration and exempted limited partnership agreement; (d) in the case of a Person other than a corporation, company, exempted limited partnership or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Governmental Entity” means any nation or government, any state, province, county, municipal or other political subdivision thereof, any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Hazardous Materials” means any substance that is listed, defined, designated, characterized, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant, waste or a contaminant, or words of similar import, under or pursuant to any Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, petroleum byproducts, petroleum breakdown products, asbestos, asbestos-containing materials, mold, radon, flammable substances, explosive substances, urea formaldehyde foam insulation, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any other substances regulated under Environmental Law at any time prior to, on or after the Closing Date.

“Healthcare Laws” means (i) the Federal Food, Drug and Cosmetic Act; (ii) the Public Health Service Act and any other applicable Laws enforced by the U.S. Food and Drug Administration.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to a Party, without duplication: (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security; (c)  all capitalized lease obligations or obligations required to be capitalized in accordance with GAAP; (d) any Liabilities in respect of deferred purchase price for property or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (excluding any purchase commitments for capital expenditures or otherwise incurred in the Ordinary Course of Business); (e) reimbursement obligations under any drawn letters of credit; (f) obligations under derivative financial instruments, including hedges, currency and interest rate swaps and other similar instruments; (g) all obligations secured by an Lien on any property of such Person, (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (i) all obligation described in clauses (a) through (h) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“InnoBation License” means the License and Development Agreement dated as of March 30, 2022, by and between InnoBation Bio Co., Ltd., and Valetudo Therapeutics LLC, as may have been amended, granting exclusive worldwide rights to Develop and Commercialize the CD 47 Product in the Field and exclusive worldwide rights to Develop and Commercialize the Companion Diagnostics to the CD 47 Products in the Field (such italicized terms bearing the meanings ascribed to them in the InnoBation License), subject to the terms and conditions of the InnoBation License that is the subject of an Assignment of Contract by and between Valetudo Therapeutics LLC and the Company dated as of October 1, 2022.

“Insurance Policies” has the meaning set forth in Section 5.18.

“Intellectual Property” means all intellectual property, including any and all rights, title, and interest, in any jurisdiction throughout the world, in or to the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all published and unpublished applications for any of the foregoing (and any patents, utility models, and industrial design that issue as a result of those applications), together with all reissuances, provisionals, continuations, continuations-in-part, divisionals, extensions, renewals, substitutions, and reexaminations thereof, or any counterparts and foreign equivalents thereof (collectively “Patents”); (b) all registered and unregistered trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, taglines, corporate and business names, and all applications, registrations, and renewals in connection therewith, and other indicia of source, together with all goodwill symbolized or associated therewith (collectively, “Trademarks”); (c) Internet domain names, IP addresses, and rights of publicity and in social media usernames, handles, and accounts; (d) all works of authorship, registered and unregistered copyrights, all copyrights and rights in databases, mask works and design rights, and all applications, registrations, and renewals in connection therewith, and all moral rights associated with any of the foregoing (collectively “Copyrights”); (e) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, research, clinical and regulatory data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively “Trade Secrets”); (f) all rights in Software; (g) rights of publicity and privacy; and (h) rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in the Recitals hereto.

“Intercompany Indebtedness” has the meaning set forth in the definition of “SPAC Transaction Expenses”.

“Interested Party” means any officer, director, manager, employee or, direct or indirect equityholder of the Company or any of its Affiliates.

“Investment Amount” has the meaning set forth in the Recitals hereto.

“Investments” has the meaning set forth in the Recitals hereto.

“Investors” has the meaning set forth in the Recitals hereto.

“IT Assets” means any and all information technology systems, Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned by one of the Company or leased, licensed, outsourced, and used, or held for use in or necessary for the operation of the Company.

“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the knowledge of the Christopher Kim after due inquiry, and (b) as used in the phrase “to the Knowledge of SPAC” or phrases of similar import means the knowledge of Sumit Mehta, Rohit Nanani, Richard Peretz and Duriya Farooqui after due inquiry.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations or rulings issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Lease” means all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto.

“Liability” or “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Licensed Intellectual Property” means all Intellectual Property that (i) is the subject of any agreement granting or purporting to grant a license or any other rights to the Company or its Affiliates, whether directly or indirectly, e.g., via the grant of a sublicense or (ii) is purported by the Company to be licensed to it or otherwise available for its use in the development and commercialization of Products, including the InnoBation License, the TDT License and the Viral Gene License.

“Liens” means, with respect to any specified asset, property or security, any and all liens, mortgages, charges, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority, easements, covenants, restrictions and security interests thereon, rights of first refusal, option, proxy, voting trust, restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Liminatus Merger Sub” has the meaning set forth in the Preamble.

“Liminatus Merger Sub Common Stock” has the meaning set forth in Section 5.5(h).

“Loan Agreement” has the meaning set forth in Section 4.1(b)(x).

“Lock-Up Agreements” has the meaning set forth in the Recitals hereto.

“Lookback Date” means the date of organization of the Company.

“LTIP” has the meaning set forth in Section 8.4.

“Material Adverse Effect” means, any change, event, circumstance, occurrence, effect, development or state of facts that, individually or in the aggregate, with any other change, event, circumstance, occurrence, effect, development or state of facts has had or would reasonably be expected to have either (a) a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company or (b) prevent or materially delay or materially impact the ability of the Company to, on a timely basis, perform its obligations and consummate the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following (or the effect of the following), alone or in combination, will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Company operates; (ii) the public announcement or pendency of the transactions contemplated by this Agreement, including the negotiation and execution of this Agreement; (iii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any strike, embargo, labor disturbance, cyberattack, riot, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, other weather- related or meteorological event, pandemic (including the COVID-19 pandemic and any COVID-19 Measures), epidemic, disease outbreak or other natural disaster or act of god; or (vii) any national or international political conditions in or affecting any jurisdiction in which the Company conducts business; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (iii), (iv), (v), (vi) and (vii) will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur only to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Company relative to other comparable entities operating in the industries and markets in which the Company operates.

“Material Contract” has the meaning set forth in Section 5.10(b).

“Material Suppliers” has the meaning set forth in Section 5.10(c).

“Mergers” has the meaning set forth in the Recitals hereto.

“Merger Shares” means 25,000,000 ParentCo Shares, based on a pre-money enterprise valuation of the Company of $250,000,000 at $10.00 per share.

“Merger Subs” has the meaning set forth in the Preamble.

“NASDAQ” means the Nasdaq Stock Market.

“Non-Party Affiliate” has the meaning set forth in Section 11.14.

“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with or under the authority of any Governmental Entity or arbitral institution.

“Ordinary Course of Business” means, with respect to any Person, (a) any action taken or not taken by such Person in the ordinary course of business consistent with past practice, and (b) any other action taken or not taken by such Person in response to the actual or anticipated effect on such Person’s business of COVID-19 or any COVID-19 Measures, in each case with respect to this clause (b) in connection with or in response to COVID-19.

“Outside Date” has the meaning set forth in Section 10.1(c).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Company.

“ParentCo” has the meaning set forth in the Preamble.

“ParentCo Board” means, at any time, the board of directors of ParentCo.

“ParentCo Common Stock” shall have the meaning set forth in Section 5.5(g).

“ParentCo Private Placement Warrant” shall have the meaning set forth in Section 3.2(e).

“ParentCo Public Warrant” shall have the meaning set forth in Section 3.2(d).

“ParentCo Shares” shall mean shares of ParentCo Common Stock.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” has the meaning given to such term in the definition of “Intellectual Property”.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“PCAOB Financial Statements” has the meaning set forth in Section 8.9(g).

“Per Unit Company Merger Consideration” means the quotient obtained by dividing the Merger Shares by all of the issued and outstanding Company Interests.

“Permits” has the meaning set forth in Section 5.19(b).

“Permitted Liens” means (a) Liens securing obligations under capital leases; (b) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects, irregularities in and other similar Liens of record affecting title to the property which do not materially impair the use or occupancy of such real property in the operation of the business of the Company as currently conducted thereon; (c) Liens for Taxes, assessments or governmental charges or levies imposed with respect to property which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof on the books and records of the Company); (d) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (e) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (f) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws; and (g) Liens arising under municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity, which do not restrict or are not violated by the Company’s current use of its real property.

“Person” means any natural person, sole proprietorship, partnership, exempted limited partnership, joint venture, trust, unincorporated association, corporation, company, exempted company, limited liability company, entity or Governmental Entity.

“Personal Information” means information that relates to an identified or identifiable natural person.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“PIPE Investment” has the meaning set forth in the Recitals hereto.

“PIPE Investment Amount” has the meaning set forth in the Recitals hereto.

“PIPE Investors” has the meaning specified in the Recitals hereto.

“PIPE Subscription Agreements” has the meaning specified in the Recitals hereto.

“Pre-Closing Period” has the meaning set forth in Section 7.1(a).

“Privacy and Security Requirements” means (a) all applicable Privacy Laws, (b) all applicable Security Laws; (c) all applicable information, network and technology security laws and contractual requirements, (d) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (e) all applicable Privacy Policies and (f) the Payment Card Industry Data Security Standard.

“Privacy Contracts” means all Contracts between the Company and any Person that govern the Processing of Personal Information.

“Privacy Laws” means all Laws pertaining to the collection, storage, use, access, disclosure, processing, security, modification, destruction, and transfer of Personal Information.

“Privacy Policies” means all written, external-facing policies of the Company relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Private Placement Warrant” means one whole non-redeemable warrant of SPAC that was issued by SPAC in a private placement at the time of the consummation of SPAC’s initial public offering, entitling the holder thereof to purchase one (1) SPAC Class A Share at $11.50 per share.

“Private Placement Warrant Purchase Agreements” shall mean the Sponsor Warrant Purchase Agreement and the Representative Warrant Purchase Agreements.

“Proceeding” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, audit, investigation, inquiry, hearing or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Process” or “Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Products” means those certain products referred to or identified by the Company as the GCC Cancer Vaccine, the CAR T Product, and the CD47 Product and any companion diagnostics to each.

“Proxy/Registration Statement” shall mean the registration statement on Form S-4 (the “Form S-4”) to be filed by ParentCo with the SEC, which shall also include proxy materials in the form of the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Proxy Statement” means the Proxy Statement on Schedule 14A to be filed with the SEC by SPAC in connection with SPAC Stockholder Meeting.

“Public Warrant” means one whole redeemable warrant that was included in as part of each Unit, entitling the holder thereof to purchase one (1) SPAC Class A Share at a purchase price of $11.50 per share.

“Publicly Available Software” means any Software (or portion thereof) (i) that is distributed (A) as free Software or open source Software (including, for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, Mozilla Public License, or Apache Software License), or (B) pursuant to open source, copy left or similar licensing and distribution models, or (ii) that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of March 4, 2021, by and among, SPAC, Sponsor, the Company Members and Cantor .

“Released Claims” has the meaning set forth in Section 11.10.

“Representative Warrant Purchase Agreements” shall mean that certain Private Placement Warrants Purchase Agreement, dated as of March 4, 2021, by and between SPAC and Cantor.

“Representatives” means, with respect to any Person, such Person’s Affiliates and the respective managers, directors, general partners, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required SPAC Vote” means the vote of SPAC Stockholders required to approve SPAC Stockholder Voting Matters, as determined in accordance with applicable Law, SPAC Governing Documents and the NASDAQ rules and regulations.

“SEC” means the United States Securities and Exchange Commission or any successor Governmental Entity.

“Section 6226 Election” has the meaning set forth in Section 9.1(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.

“Security Breach” means a data security breach or breach of Personal Information under applicable Privacy and Security Requirements or any other applicable Laws.

“Security Incident” means any unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets that impacts the confidentiality, integrity or availability of such information and IT Assets.

“Security Laws” means all Laws pertaining to the policies, methods, means and standards required to protect data from unauthorized access, use, disclosure, modification or destruction, and to ensure the confidentiality, availability and integrity of such data and IT Assets.

“Sherman Act” means the Sherman Antitrust Act of 1890, as amended.

“Signing Form 8-K” has the meaning set forth in Section 8.9(a).

“Signing Press Release” has the meaning set forth in Section 8.9(a).

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, application programming interfaces, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“SPAC” has the meaning set forth in the Preamble.

“SPAC Board” means, at any time, the board of directors of SPAC.

“SPAC Board Recommendation” means the recommendation of the SPAC Board to SPAC Stockholders that they vote in favor of the SPAC Stockholder Voting Matters at the SPAC Stockholder Meeting.

“SPAC Bylaws” means the Amended and Restated Bylaws of the SPAC dated July 26, 2022.

“SPAC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the SPAC dated March 4, 2021 and amended on July 26, 2022, as may be amended after the date hereof to extend SPAC’s deadline to consummate its Business Combination.

“SPAC Class A Share” means a share of Class A Common Stock, par value $0.0001 per share, in the capital of SPAC.

“SPAC Class B Share” means a share of Class B Common Stock, par value $0.0001 per share, in the capital of SPAC.

“SPAC Class B Share Conversion” has the meaning set forth in the Recitals hereto.

“SPAC Disclosure Schedules” means the Disclosure Schedules delivered by the SPAC to the Company concurrently with the execution and delivery of this Agreement.

“SPAC Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity, phantom equity, or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, severance, separation, employment, individual consulting or individual independent contractor, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensatory or benefit plan, program, policy, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by SPAC or under or with respect to which the SPAC has or may have any Liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable Law and/or maintained by any Governmental Entity.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2 (Capitalization), and Section 6.4 (Trust Account).

“SPAC Material Adverse Effect” means, any change, event, circumstance, occurrence, effect, development or state of facts that, individually or in the aggregate, with any other change, event, circumstance, occurrence, effect, development or state of facts has or would reasonably be expected to prevent or materially delay or materially impact the ability of the SPAC to, on a timely basis, perform its obligations and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Notwithstanding the foregoing, the (a) amount of SPAC Share Redemption or the failure to obtain the Required SPAC Vote shall not be deemed to be a SPAC Material Adverse Effect and (b) in no event shall any of the following be taken into account in determining whether a SPAC Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any enactment of, change or proposed change in or change in the interpretation of any Law or accounting principles; (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iii) events or conditions generally affecting the industries and markets in which the SPAC operates; (iv) any actions taken or not taken by SPAC as specifically required by this Agreement or any Ancillary Agreement; (v) the announcement or execution, pendency, negotiation or consummation of any of the transactions contemplated by this Agreement; (vi) any action initiated against SPAC or any of its officers or directors, in each case, by a SPAC Stockholder specifically arising out of or relating to the execution of this Agreement or the transactions contemplated by this Agreement (other than any action commenced by any Party hereto to enforce its rights under this Agreement or any Ancillary Agreement to which it is a party);; or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has specifically consented, except in the cases of clauses (i) through (iii), to the extent that SPAC is disproportionately affected thereby as compared with other participants in the industries or geographic areas in which SPAC operates.

“SPAC Merger” has the meaning set forth in the Recitals hereto.

“SPAC Merger Sub” has the meaning set forth in the Preamble.

“SPAC Merger Sub Common Stock” has the meaning set forth in Section 5.5(i).

“SPAC Related Parties” has the meaning set forth in Section 6.20.

“SPAC SEC Documents” has the meaning set forth in Section 6.5(a).

“SPAC Share Redemption” means the election of an eligible holder of SPAC Class A Shares (as determined in accordance with the SPAC Certificate of Incorporation and the Trust Agreement) to redeem all or a portion of such holder’s SPAC Class A Shares, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the SPAC Certificate of Incorporation and the Trust Agreement), by tendering SPAC Class A Shares of such holder for redemption not later than 5:00 p.m. Eastern Time on the date that is two (2) Business Days prior to the date of SPAC Stockholder Meeting.

“SPAC Shares” means SPAC Class A Shares and SPAC Class B Shares.

“SPAC Stockholder Meeting” means an extraordinary general meeting of SPAC Stockholders to be called for the purpose of voting on the SPAC Stockholder Voting Matters.

“SPAC Stockholder Voting Matters” means, collectively, proposals to approve (a) the adoption of this Agreement and the transactions contemplated by this Agreement, including the Mergers (and, to the extent required, the issuance of any shares in connection with the PIPE Investment and Convertible Note Financing), by SPAC Stockholders in accordance with the SPAC Governing Documents, applicable Law and the rules and regulations of the SEC and NASDAQ, (b) the adoption of the LTIP, (c) the appointment of the members of the post-Closing ParentCo Board in accordance with Section 8.13 hereof, (d) the adoption and approval of any other proposals that the SEC (or staff members thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, and (e) any other proposals that are submitted to, and require the vote of, SPAC Stockholders in the Proxy/Registration Statement.

“SPAC Stockholders” means the holders of SPAC Class A Shares and SPAC Class B Shares.

“SPAC Surviving Subsidiary” has the meaning set forth in Section 2.2.

“SPAC Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of SPAC incurred in connection with the negotiation, preparation and execution of this Agreement, the Ancillary Agreements, the Proxy/Registration Statement and the consummation of the transactions contemplated hereby and thereby, including (i) fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of SPAC’s financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees or any other accrued and unpaid fees incurred by SPAC in connection with its initial public offering), (ii) all operating costs, including without limitation the D&O Tail Policies and the Extension Capital, up to an amount equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Cap”), and (iii) that certain intercompany obligation to Arrow Capital DIFC Ltd., in the amount of $75,000 (the “Intercompany Indebtedness”); provided, that (A) if there is greater than Ten Million Dollars ($10,000,000) remaining in the Trust Account upon the Closing, then the Cap shall be increased to Three Million Two Hundred Fifty Thousand Dollars ($3,250,000) or (B) if there is greater than Five Million Dollars ($5,000,000), but less than Ten Million Dollars ($10,000,000) remaining in the Trust Account upon the Closing, then the Cap shall be increased by five percent (5%) of such amount remaining in the Trust Account upon the Closing; provided, that the Cap, as finally determined in accordance with the above, shall be subject to adjustment on a dollar for dollar basis in accordance with Section 8.17; provided, that the Cantor Fees and any additional Indebtedness of SPAC incurred as of the date hereof for working capital purposes of shall not constitute SPAC Transaction Expenses.

“Sponsor” has the meaning set forth in the Recitals hereto.

“Sponsor Support Agreement” has the meaning set forth in the Recitals hereto.

“Sponsor Warrant Purchase Agreement” shall mean that certain Private Placement Warrants Purchase Agreement, dated as of March 4, 2021, by and between SPAC and Sponsor.

“Subscription Agreements” has the meaning set forth in the Recitals hereto.

“Subsidiaries” means, of any Person, any corporation, company, exempted company, association, partnership, exempted limited partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Tax” or “Taxes” has the meaning set forth in Section 5.9(s).

“Tax Returns” has the meaning set forth in Section 5.9(s).

“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which the Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.

“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“TDT” means Targeted Diagnostics & Therapeutics, Inc.

“TDT License” means the License Agreement with an effective date of June 10, 2018, by and between TDT, and the Company, granting exclusive worldwide rights to Develop and Commercialize the CAR T Product in the Field and non-exclusive worldwide rights to Develop and Commercialize Companion Diagnostics to the CAR T Products in the Field (such italicized terms bearing the meanings ascribed to them in the TDT License), subject to the terms and conditions of the TDT License, and subject to the MPI Agreement dated November 21, 2001, the TJU License Agreement and the Viral Gene Agreement as referenced therein.

“TJU License” means the Amended and Restated License Agreement dated as of January 1, 1999, by and between Thomas Jefferson University and Targeted Diagnostics & Therapeutics, Inc., as may have been amended.

“Trade Secrets” has the meaning given to such term in the definition of “Intellectual Property”.

“Trademarks” has the meaning given to such term in the definition of “Intellectual Property”.

“Transfer Taxes” has the meaning set forth in Section 9.1(d).

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Trust Account” means the trust account established by SPAC pursuant to the Trust Agreement.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of March 4, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as it may be amended after the date hereof to extend SPAC’s deadline to consummate its Business Combination.

“Trust Amount” has the meaning set forth in Section 6.4.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee of the Trust Account.

“Unauthorized Code” means any virus, “Trojan horse”, worm, spyware, keylogger software, or other Software routines or hardware components, faults or malicious code or damaging device, designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data that is not developed or authorized by the Company or the licensor of the Software or hardware components, or that in each case, if activated would be material to the business of the Company.

“Unit” means the publicly traded units of SPAC, each consisting of one SPAC Class A Share and one-fourth of one Public Warrant.

“Valetudo” means Valetudo Therapeutics LLC.

“Valetudo Assignment” has the meaning set forth in Section 4.1(b)(ix).

“Viral Gene” means Viral Gene, Inc.

“Viral Gene Assignment” means that certain Assignment of Contract by and between Viral Gene, and the Company dated as of April 10, 2022.

“Viral Gene License” means the License and Development Agreement dated as of September 8, 2016, by and between Viral Gene and Targeted Diagnostics & Therapeutics, Inc., as may have been amended, granting exclusive worldwide rights to Develop and Commercialize the Vaccine Product in the Field and non-exclusive worldwide rights to Develop and Commercialize the Companion Diagnostics to the Vaccine Products in the Field (such italicized terms bearing the meanings ascribed to them in the Viral Gene License), subject to the terms and conditions of the Viral Gene License (and subject to the TJU License Agreement as referenced therein) that is the subject of the Viral Gene Assignment.

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of March 4, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation.

ARTICLE II
MERGERS

Section 2.1            Company Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, in accordance with the applicable provisions of the DLLC Act, Liminatus Merger Sub and the Company shall consummate the Company Merger, pursuant to which Liminatus Merger Sub shall be merged with and into the Company. Following the Company Merger, the separate corporate existence of Liminatus Merger Sub shall cease, and the Company shall continue as the surviving corporation after the Company Merger (the “Company Surviving Subsidiary” and references to the Company for periods after the Effective Time shall include Company Surviving Subsidiary) under the DLLC Act and continue as a wholly-owned subsidiary of ParentCo.

Section 2.2            SPAC Merger. Upon and subject to the terms and conditions set forth in this Agreement, simultaneously with consummation of the Company Merger on the Closing Date, in accordance with the applicable provisions of the DGCL, SPAC Merger Sub and SPAC shall consummate the SPAC Merger, pursuant to which SPAC Merger Sub shall be merged with and into SPAC. Following the SPAC Merger, the separate limited liability company existence of SPAC Merger Sub shall cease, and SPAC shall continue as the surviving limited liability company after the SPAC Merger (the “SPAC Surviving Subsidiary”) under the DGCL and continue as a wholly owned subsidiary of ParentCo.

Section 2.3            Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE X, the closing of the Mergers (the “Closing”) shall take place via electronic exchange of documents on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in ARTICLE IV that are required to be satisfied prior to the Closing Date, or at such other place and time as the Company and SPAC may mutually agree upon in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. On the Closing Date, the Parties shall (i) cause the SPAC Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and SPAC with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and (ii) cause the Company Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and SPAC with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLC Act, with each of the Mergers to be consummated and effective simultaneously (the “Effective Time”).

Section 2.4            Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL and the DLLC Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Liminatus Merger Sub and SPAC Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Company Surviving Subsidiary and SPAC Surviving Subsidiary, respectively, which shall include the assumption by Company Surviving Subsidiary and SPAC Surviving Subsidiary, respectively, of any and all agreements, covenants, duties and obligations of Liminatus Merger Sub and SPAC Merger Sub set forth in this Agreement and the Ancillary Agreements to be performed after the Effective Time.

Section 2.5            Governing Documents.

(a)            At the Effective Time, and without any further action on the part of the Parties, the certificate of incorporation and bylaws of SPAC Merger Sub shall become the certificate of incorporation and bylaws of SPAC Surviving Subsidiary, respectively, and (ii) the certificate of formation and the operating agreement of Liminatus Merger Sub shall become the certificate of formation and the operating agreement of Company Surviving Subsidiary, respectively.

(b)            At the Effective Time, and without any further action on the part of the Parties, the certificate of incorporation and bylaws of ParentCo shall be amended and restated as necessary.

Section 2.6            Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the SPAC Surviving Subsidiary and Company Surviving Subsidiary with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of SPAC Merger Sub and Liminatus Merger Sub, respectively, the officers and directors of SPAC Merger Sub, Liminatus Merger Sub and ParentCo (as applicable) are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III
CONSIDERATION

Section 3.1            Company Merger Consideration. At the Effective Time and as consideration for the Company Merger, each Company Interest issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, for no further consideration, the Per Unit Company Merger Consideration, for an aggregate amount equal to the Merger Shares. Immediately upon the Effective Time, ParentCo shall issue to the Company Members, the ParentCo Shares to which they are entitled as of the Effective Time pursuant to the preceding sentence, as fully paid, non-assessable and free from all Liens (other than Securities Liens, those imposed by any applicable Lock-Up Agreement and any Liens incurred by a Company Member), in accordance with this Agreement.

Section 3.2            Effect of SPAC Merger on the Equity Securities of SPAC and SPAC Merger Sub. By virtue of the SPAC Merger and without any action on the part of any Party or any action on the part of the holders of securities of any Party:

(a)            Units. Immediately prior to the Effective Time, every issued and outstanding Unit shall be automatically separated and broken out into its constituent parts and the holder thereof shall be deemed to hold one SPAC Class A Share and one-fourth of one Public Warrant in accordance with the terms of the applicable Unit, and such underlying Equity Securities of SPAC shall be converted in accordance with the applicable terms of this Section 3.2. In accordance with the terms of the Warrant Agreement, no fractional Public Warrants shall be issued upon separation of the outstanding Units, but shall instead be rounded down to the nearest whole Public Warrant.

(b)            SPAC Class B Shares. Immediately prior to the Effective Time, each issued and outstanding share of the SPAC Class B Shares shall, in accordance with the SPAC Certificate of Incorporation, be converted automatically into and thereafter represent one SPAC Class A Share pursuant to the SPAC Class B Share Conversion.

(c)            SPAC Class A Shares. At the Effective Time, each issued and outstanding SPAC Class A Share (including those described in Section 3.2(a) and 3.2(b)) shall be converted automatically into and thereafter represent the right to receive one ParentCo Share, following which all SPAC Class A Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing SPAC Class A Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by applicable Law. Each certificate formerly representing SPAC Class A Shares shall thereafter represent only the right to receive the relevant amount for such SPAC Class A Shares in accordance with the applicable provisions of Law and the SPAC Governing Documents.

(d)            Public Warrants. At the Effective Time, each issued and outstanding Public Warrant (including those described in Section 3.2(a)) shall, in accordance with the terms of the Warrant Agreement, immediately and automatically represent the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “ParentCo Public Warrant”). The Parties shall take all lawful action to effect the aforesaid provisions of this Section 3.2(d), including causing the Warrant Agreement to be assigned to ParentCo or amended to the extent necessary to give effect to this Section 3.2(d), including adding ParentCo as a party. At or prior to the Effective Time, the Parties shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the ParentCo Public Warrants remain outstanding, a sufficient number of ParentCo Shares for delivery upon the exercise of such ParentCo Public Warrants.

(e)            Private Placement Warrants. At the Effective Time, each issued and outstanding Private Placement Warrant, except those issued to Cantor, shall be forfeited, , and in accordance with the terms of the Warrant Agreement, immediately and automatically represent the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement (each a “ParentCo Private Placement Warrant”). The Parties shall take all lawful action to effect the aforesaid provisions of this Section 3.2(e), including causing the Warrant Agreement to be assigned to ParentCo or amended to the extent necessary to give effect to this Section 3.2(e), including adding ParentCo as a party. At or prior to the Effective Time, the Parties shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the ParentCo Private Placement Warrants remain outstanding, a sufficient number of ParentCo Shares for delivery upon the exercise of such ParentCo Private Placement Warrants.

(f)            SPAC Merger Sub Stock. At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of SPAC Surviving Subsidiary each of which is held by ParentCo, with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of SPAC Surviving Subsidiary.

Section 3.3            Effect of Company Merger on the Equity Securities of the Company and Liminatus Merger Sub. By virtue of the Company Merger and without any action on the part of any Party or any action on the part of the holders of securities of any Party:

(a)            Company Interests. At the Effective Time, each Company Interest issued and outstanding immediately prior to the Effective Time (other than the Company Interests described in Section 3.3(b) below) will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Unit Company Merger Consideration. As of the Effective Time, each Company Member shall cease to have any other rights with respect to the Company Interests, except as otherwise required under applicable Law.

(b)            Treasury Interests. At the Effective Time, if there are any Equity Securities of the Company that are owned by the Company in treasury or by any direct or indirect Subsidiary of the Company, such Equity Securities shall be canceled and extinguished without any conversion thereof or payment therefor.

(c)            Company Convertible Securities. At the Effective Time, any outstanding Company Convertible Security that is not a Company Interest, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Interests.

(d)            Liminatus Merger Sub Interests. At the Effective Time, all Equity Securities of Liminatus Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal amount of Equity Securities of Company Surviving Subsidiary each of which is held by ParentCo, with the same rights, powers and privileges as the Equity Securities so converted and shall constitute the only Equity Securities in Company Surviving Subsidiary.

Section 3.4            No Issuance of Fractional Shares. No fractional ParentCo Shares will be issued pursuant to the Mergers, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share.

Section 3.5            Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, the outstanding ParentCo Shares, Company Interests or SPAC Class A Shares shall have been changed into a different number of shares, interests or a different class, by reason of any share dividend, capitalization, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of ParentCo Shares, Company Interests or SPAC Class A Shares, as applicable, will be appropriately adjusted to provide to SPAC, Company Members and the stockholders of ParentCo the same economic effect as contemplated by this Agreement prior to such event.

Section 3.6            Withholding. SPAC, ParentCo and SPAC Merger Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by SPAC, ParentCo or SPAC Merger Sub and timely remitted to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Notwithstanding the foregoing, SPAC, ParentCo or SPAC Merger Sub shall provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement at least ten (10) days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

ARTICLE IV
CLOSING CONDITIONS

Section 4.1            Conditions to the Obligations of the Parties at Closing.

(a)            Conditions to the Obligations of Each Party. The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:

(i)            Hart-Scott-Rodino Act. If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(ii)            No Orders or Illegality. There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated by this Agreement illegal or any Order in effect enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

(iii)            Required SPAC Vote. The Required SPAC Vote shall have been obtained.

(iv)            Net Tangible Assets. After giving effect to all SPAC Share Redemptions and the PIPE Investment, SPAC shall have consolidated net tangible assets of at least $5,000,001 (as calculated and determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to the Closing or upon the Closing after giving effect to the transactions contemplated by this Agreement.

(v)             Joint Registration/Proxy Statement. SPAC and the Company shall have prepared and ParentCo shall have filed the Proxy/Registration Statement with the SEC and the Proxy/Registration Statement shall have been declared effective by the SEC and remain effective as of the Closing and no stop order or similar order shall be in effect with respect to the Proxy/Registration Statement.

(vi)            Government Action; Requisite Regulatory Approvals. No Party or its applicable directors, officers, employees, contractors, representatives or Affiliates shall have been the subject of any actual, pending or threatened enquiry or Proceeding by any Governmental Entity regarding any violation of any Law. All consents required to be obtained from or made with any Governmental Entity in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(vii)           Requisite Consents. The consents required to be obtained from or made with any third Person in order to consummate the transactions contemplated by this Agreement that are set forth in Section 4.1(a)(vii) of the Company Disclosure Schedules shall have each been obtained or made.

(viii)          NASDAQ Listing. The ParentCo Common Stock shall have been conditionally approved for listing on NASDAQ, subject to official notice of issuance.

(ix)            ParentCo Organizational Documents. At or prior to the Closing, ParentCo shall have amended and restated its certificate of incorporation and bylaws as agreed by SPAC and the Company.

(x)             Appointment to the Board. The members of the post-Closing ParentCo Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.13.

(xi)            PIPE Subscription Agreements. The transactions contemplated by the PIPE Subscription Agreements shall have been completed.

(b)            Conditions to Obligations of SPAC. The obligations of SPAC to consummate the transactions to be performed by SPAC in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)            Representations and Warranties.

(A)	The representations and warranties of the Company, ParentCo and Merger Subs set forth in Article V of this Agreement (other than the Company Fundamental Representations), in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; and

(B)	The Company Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(ii)            Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it, on or prior to the Closing Date.

(iii)            Material Adverse Effect. Since the Effective Date, there has been no Material Adverse Effect which is continuing and uncured.

(iv)            Lock-Up Agreements. Each Lock-Up Agreement with a Company Member shall be in full force and effect in accordance with the terms thereof as of the Closing.

(v)            Officer Certificate. The Company shall deliver to SPAC a duly executed certificate from an authorized Person of the Company, dated as of the Closing Date, certifying that (A) the conditions set forth in Section 4.1(b)(i), Section 4.1(b)(ii), and Section 4.1(b)(iii) with respect to the Company have been satisfied and (B) the Company was not a party to that certain settlement agreement in connection with the litigation listed on Section 5.14 of the Company Disclosure Schedules (the “Settlement Agreement”) and neither the Company nor the assets of the Company are restricted or otherwise affected, directly or indirectly, by the Settlement Agreement.

(vi)            Secretary Certificate. The Company shall have delivered to SPAC a certificate executed by the Company’s secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Governing Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of the Company’s board of managers and the resolutions of the board of directors of each of ParentCo and the Merger Subs authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party or bound, and the consummation of the Mergers and the other transactions contemplated hereby and thereby, and the adoption of the Company Surviving Subsidiary’s Governing Documents, and recommending the approval and adoption of the same by the Company Members at a duly called meeting of members, (C) evidence that the Company Member Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Agreement to which the Company is or is required to be a party or otherwise bound.

(vii)            Good Standing. The Company shall have delivered to SPAC good standing certificates (or similar documents applicable for such jurisdictions) for each of the Company, ParentCo, SPAC Merger Sub and Liminatus Merger Sub certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Entity of the Company’s, ParentCo’s, SPAC Merger Sub’s and Liminatus Merger Sub’s jurisdiction of organization and from each other jurisdiction in which the Company, ParentCo, SPAC Merger Sub or Liminatus Merger Sub is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(viii)          Amended and Restated Registration Rights Agreement. SPAC shall have received a copy of the Amended and Restated Registration Rights Agreement, in substantially the form attached as Exhibit E hereto (the “Amended and Restated Registration Rights Agreement”), duly executed by SPAC, ParentCo, Sponsor, the Company Members, Cantor and the PIPE Investors.

(ix)            Acknowledgments; Notice. SPAC shall have received a copy of the following:

(A)	an acknowledgement from Valetudo that as of the Effective Time any and all IPO requirements and conditions of the Company pursuant to that certain Assignment of Contract entered into as of October 1, 2022 by and between Valetudo and the Company (“Valetudo Assignment”) have been satisfied and after the Closing the Valetudo Assignment shall be irrevocable;

(B)	an acknowledgement from Viral Gene that the Company consulted with Viral Gene prior to the Closing as required under the Viral Gene Assignment; and

(x)            Oral Agreements. SPAC shall have received a copy of the following:

(A)	a written and executed agreement between the Company and Feelux evidencing their prior oral agreement that (i) the indebtedness owed by the Company pursuant to that certain Subscription Agreement, dated September 15, 2018, by and between the Company and Feelux (the “Feelux Subscription Agreement”) shall be satisfied through delivery to Feelux of Company Interests in an amount not to exceed twenty percent (20%) of the Merger Shares, (ii) Feelux will waive all rights to any warrants to acquire Company Interests immediately prior to the Closing; and (iii) upon completion of subsections (i) and (ii) the bonds issued by the Company to Feelux shall be deemed fully paid.

(B)	a written and executed agreement between the Company and Car-Tcellkor evidencing their prior oral agreement that in satisfaction of the indebtedness owed by the Company pursuant to that certain Loan Agreement, dated March 18, 2019, by and between the Company and Car-Tcellkor (the “Loan Agreement”), the Company shall issue to Car-Tcellkor Company Interests in an amount not to exceed twenty percent (20%) of the of the Merger Shares.

(xi)            Ewon Waiver. SPAC shall have received a written waiver from Ewon waiving Ewon’s rights (i) to a right of first refusal on future equity issuances by the Company and (ii) to the appointment of persons to the Company’s board of managers or other governing body.

(xii)            Annual Report. Upon the Company’s receipt, the Company shall have delivered to SPAC a copy of the US Food and Drug Administration’s annual report for the GCC Cancer Vaccine.

(xiii)          Lock-Up Agreements. The Company shall obtain from each party set forth in Section 4.1(b)(xiii) of the Company Disclosure Schedules entitled to ParentCo Shares at or in connection with Closing, an executed lock-up agreement in form and substance reasonably acceptable to SPAC.

(c)            Conditions to Obligations of the Company. The obligation of the Company, ParentCo and Merger Subs to consummate the transactions to be performed by the Company, in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:

(i)            Representations and Warranties.

(A)	The representations and warranties of SPAC set forth in Article VI of this Agreement (other than the SPAC Fundamental Representations and Section 6.19 to the extent related to ParentCo) shall be true and correct as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a SPAC Material Adverse Effect; and

(B)	The SPAC Fundamental Representations, in each case, without giving effect to any materiality or SPAC Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).

(C)	Notwithstanding the foregoing, the representation of SPAC in Section 6.19 shall be deemed to have been fulfilled to the extent SPAC has fulfilled its individual obligation in Section 6.19.

(ii)            Performance and Obligations of SPAC. SPAC shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by SPAC on or prior to the Closing Date.

(iii)            SPAC Material Adverse Effect. Since the Effective Date there has been no SPAC Material Adverse Effect which is continuing and uncured.

(iv)            Forfeiture Agreement. The Forfeiture Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing, and the Sponsor shall have affected the transactions required thereby to be consummated at or prior to the Closing.

(v)            Lock-Up Agreement. The Lock-Up Agreement with the Sponsor shall be in full force and effect in accordance with the terms thereof as of the Closing.

(vi)            Officer Certificate. SPAC shall deliver to the Company a duly executed certificate from an authorized Person of SPAC, dated as of the Closing Date, certifying that the conditions set forth in Section 4.1(c)(i), Section 4.1(c)(ii), and Section 4.1(c)(iii) with respect to SPAC have been satisfied.

(vii)            Secretary Certificate. SPAC shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of SPAC’s Governing Documents as in effect as of the Closing Date prior to the Effective Time, (B) the resolutions of the board of directors of SPAC, authorizing the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required SPAC Vote has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Agreement to which SPAC is or is required to be a party or otherwise bound.

(viii)            Good Standing. SPAC shall have delivered to the Company good standing certificates (or similar documents applicable for such jurisdictions) for the SPAC certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Entity of SPAC’s jurisdiction of organization and from each other jurisdiction in which SPAC is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(d)            Frustration of Closing Conditions. Neither the Company nor SPAC may rely on the failure of any condition set forth in this Section 4.1 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use commercially reasonable efforts to cause the closing conditions of such other Party to be satisfied.

(e)            Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Section 4.1 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ENTITIES

As an inducement to SPAC to enter into this Agreement and consummate the transactions contemplated by this Agreement, except as set forth in the applicable section of the Company Disclosure Schedules, the Company hereby represents and warrants to SPAC, the following:

Section 5.1            Organization; Authority; Enforceability. Each Company Entity is (a) duly formed, validly existing, and in good standing under the Laws of Delaware, (b) qualified to do business and is in good standing (or the equivalent), if applicable, in the jurisdictions in which the conduct of its business or locations of its assets and/or its leasing, ownership, or operation of properties makes such qualification necessary, except where the failure to be so qualified to be in good standing (or the equivalent) would not reasonably be expected to be material to such Company Entity, and (c) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted. Each Company Entity has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or is required to be a party or bound and to consummate the transactions contemplated hereby and thereby, subject to the Company Member Approval, and each Company Entity has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. Each Company Entity’s board of managers or board of directors, as applicable, in accordance with such Company Entity’s Governing Documents and any applicable Law or Contract to which such Company Entity or any of such Company Entity’s members or stockholders is a party or by which it or its Equity Securities are bound, has duly approved this Agreement and the Ancillary Agreements to which it is or is required to be a party or bound and to consummate the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement by such Company Entity and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The Company Member Approval is the only vote or consent necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and, following receipt of the Company Member Approval, no other corporate or limited liability company proceedings on the part of the Company Entities is necessary to approve and authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Company Entity and constitutes the valid and binding agreement of each Company Entity, enforceable against each Company Entity in accordance with its terms, except as such may be limited by bankruptcy, insolvency, winding-up, reorganization or other Laws affecting creditors’ rights generally, by general equitable principles and mandatory applicable Laws (the “Enforceability Exceptions”). Correct and complete copies of the Governing Documents of each Company Entity, as in effect on the date hereof, have been made available to SPAC.

Section 5.2            No Dissolution, Bankruptcy or Insolvency. No measures have been taken for the dissolution and liquidation or declaration of bankruptcy of the Company and no events have occurred which would justify any such measures to be taken, in particular (i) no order has been made, petition presented, resolution passed or meeting convened for the winding up, dissolution or liquidation of the Company and there are no proceedings under applicable insolvency, bankruptcy, composition, moratorium, reorganization, or similar laws and no events have occurred which would require the initiation of any such proceedings, nor are any such proceedings threatened, and (ii) no receiver, liquidator, administrator, commissioner or similar official has been appointed in respect of the Company and no step has been taken for or with a view to the appointment of such a person. The Company is neither over-indebted, nor insolvent nor unable to pay its debts as they fall due pursuant to the respective applicable Law.

Section 5.3            Corporate Books and Registers. The corporate books, registers, accounts, ledgers, records and supporting documents of the Company are up to date and contain complete and accurate records in all material respects of all matters since the Lookback Date, which were required to be dealt with in such documents pursuant to the relevant applicable Law.

Section 5.4            Noncontravention. Except for the filings pursuant to Section 8.8, the consummation by each Company Entity of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon any of the such Party’s assets under, as a result of or based upon, (f) require any approval, consent, authorization or Permit from a Governmental Entity or other Person in respect of, (g) require any filing with or notice to a Governmental Entity or other Person in respect of, (h) give rise to any obligation to make payments or provide compensation under or (i) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, (i) any Material Contract, (ii) any Governing Document of the such Company Entity or (iii) any Law or Order to which such Company Entity is bound or subject, which, with respect to clauses (d) through (g), would reasonably be expected to be material to such Company Entity or materially impair the ability of such Company Entity on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Agreements to which it is or is required to be a party or bound or to perform its obligations hereunder or thereunder. Each Company Entity is not in material violation of any of the Governing Documents of such Company Entity or any Material Contract.

Section 5.5            Capitalization.

(a)            Section 5.5(a) of the Company Disclosure Schedules sets forth with respect to each Company Entity as of the Effective Date, the authorized Equity Securities of each Company Entity and the issued and outstanding Equity Securities of each Company Entity (including the number and class (as applicable) of vested and unvested Equity Securities) and the record and beneficial ownership (including the percentage interests held thereby) thereof. The Equity Securities set forth on Section 5.5(a) of the Company Disclosure Schedules comprise all of the Company Interests or other Equity Securities of each Company Entity that are issued and outstanding as of the Effective Date and the holders of the Equity Securities are the registered and sole legal and beneficial owners of the Equity Securities all of which are owned free and clear from any Liens (other than Securities Liens or those imposed by such Company Entity’s Governing Documents).

(b)            Except as set forth on Section 5.5(b) of the Company Disclosure Schedules, or set forth in this Agreement and if applicable, as further detailed in the Ancillary Agreements or the Governing Documents of the Company:

(i)              there are no outstanding Company Convertible Securities, or other options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii)             the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii)            the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities;

(iv)            there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of the Company to which the Company is a party;

(v)             the Company has not violated in any material respect any applicable securities Laws or any preemptive rights, purchase option, rights of first refusal, rights of first offer or similar rights created by Law, Governing Document or Contract to which the Company is a party in connection with the offer, sale or issuance of any of its Equity Securities; and

(vi)            other than pursuant to applicable Law, there are no contractual restrictions which prevent the payment of dividends or distributions by the Company.

(c)            Except as set forth on Section 5.5(c) of the Company Disclosure Schedules, all of the issued and outstanding Equity Securities of the Company have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal, subscription rights, transfer restrictions or similar rights of any Person or applicable Law.

(d)            The Company does not have any Subsidiaries (and in the event of a breach of the foregoing representation and warranty, without limiting any other rights or remedies under this Agreement, any reference in this Agreement to the Company will include its Subsidiaries to the extent reasonably applicable). The Company does not otherwise own, directly or indirectly, any Equity Securities in any Person, and the Company has not agreed to acquire any Equity Securities of any Person or has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated, formed or organized (as applicable).

(e)            Except as disclosed in the Audited Financial Statements, since January 1, 2021, the Company has not declared or paid any distribution or dividend in respect of its Equity Securities and has not repurchased, redeemed or otherwise acquired any Equity Securities of the Company, and the board of managers of the Company or Company Members have not authorized any of the foregoing.

(f)            Except as set forth in Section 5.5(f) of the Company Disclosure Schedules, there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which any Acquisition Entity is a party or which are binding upon any Acquisition Entity providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any Equity Securities of such Acquisition Entity.

(g)            As of the Effective Date, the authorized capital stock of ParentCo consists of 1,000 shares of common stock, par value $.0001 per share (“ParentCo Common Stock”). As of the Effective Date 100 shares of ParentCo Common Stock are issued and outstanding. All outstanding shares of ParentCo Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to any outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any Equity Securities of ParentCo.

(h)            As of the Effective Date, the authorized capital stock of Liminatus Merger Sub consists of 1,000 shares of common stock, par value $.0001 per share (“Liminatus Merger Sub Common Stock”). As of the Effective Date 1,000 shares of Liminatus Merger Sub Common Stock are issued and outstanding. All outstanding shares of Liminatus Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to any outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any Equity Securities of Liminatus Merger Sub.

(i)            As of the Effective Date, the authorized capital stock of SPAC Merger Sub consists of 1,000 shares of common stock, par value $.0001 per share (“SPAC Merger Sub Common Stock”). As of the Effective Date 1,000 shares of SPAC Merger Sub Common Stock are issued and outstanding. All outstanding shares of SPAC Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to any outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any Equity Securities of SPAC Merger Sub.

(j)            ParentCo does not own or control, directly or indirectly, any interest in any Person, other than Liminatus Merger Sub and SPAC Merger Sub. Neither Liminatus Merger Sub nor SPAC Merger Sub owns or controls, directly or indirectly, any interest in any Person.

Section 5.6            Financial Statements; No Undisclosed Liabilities.

(a)            Attached as Section 5.6(a) of the Company Disclosure Schedules are (i) (x) the audited consolidated balance sheets of the Company as of December 31, 2020 and December 31, 2021, and (y) the related audited consolidated statements of operations, changes in member equity and statements of cash flows for the fiscal periods then ended (together, the “Audited Financial Statements”).

(b)            The Audited Financial Statements are derived from and accurately reflect the books and records of the Company as of the times and for the periods reference therein. The Audited Financial Statements (i) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), and (ii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the consolidated results of the operations, changes in members equity and cash flows of the Company for the periods indicated. When delivered by or on behalf of the Company, the PCAOB Financial Statements will comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act.

(c)            The Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) the Company does not maintain any off-the-book accounts and that the Company’s assets are used only in accordance with the Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iv) access to the Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of the Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. The Company has never been subject to or involved in any fraud that involves management or other employees who have a role in the internal controls over financial reporting of the Company. In the past five (5) years, neither the Company nor any of its Representatives have received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

(d)            The Company does not have any Indebtedness other than the Indebtedness as set forth on Section 5.6(d) of the Company Disclosure Schedules, and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness) as set forth on Section 5.6(d) of the Company Disclosure Schedules. Except as disclosed on Section 5.6(d) of the Company Disclosure Schedules, no Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any Lien on their respective properties or assets.

(e)            The Company has no material Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP (or reflected in the notes thereto), other than: (i) Liabilities set forth in or reserved against in the Audited Financial Statements; (ii) Liabilities which have arisen after the date of the latest balance sheet dated December 31, 2021 included in the Audited Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of warranty, breach of Contract or infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements and/or the performance by the Company of its obligations hereunder or thereunder or incurred in connection with the transactions contemplated by this Agreement, including the Company Transaction Expenses. The Company does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated by the SEC under the Securities Act.

Section 5.7            Absence of Certain Developments. Since the Lookback Date, the Company has conducted its business in all material respects in the Ordinary Course of Business. Since December 31, 2021, other than as set forth in Section 5.7 of the Company Disclosure Schedules, the Company has (a) not been subject to a Material Adverse Effect and (b) has not taken or committed to take (or has had taken or committed on its behalf) any action that would be prohibited by Section 7.1(a) (without giving effect to Section 7.1(a) of the Company Disclosure Schedules) if such action were taken or of after the date hereof without the consent of SPAC.

Section 5.8            Real Property; Personal Property.

(a)            The Company does not own, and has never owned, any real property.

(b)            The Company does not lease or sublease or otherwise use or occupy, and has never leased or subleased or otherwise used or occupied, any real property, and there are no amounts or obligations owed to anyone for use or occupancy for any premises.

Section 5.9              Tax Matters. Except as set forth on Section 5.9 of the Company Disclosure Schedules,

(a)            The Company: (i) has duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company is otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith and for which the Company has provided adequate reserves in accordance with US GAAP in the most recent consolidated financial statements of the Company; (iii) with respect to all material Tax Returns filed by it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b)            The Company is not a party to, is not bound by, and has no obligation under any Tax Sharing Agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes and which is not entered into with any Affiliate or direct or indirect owner of the Company.

(c)            The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code or any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the Ordinary Course of Business. The Company will not be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.

(d)            The Company has withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e)            The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).

(f)            The Company has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract, or otherwise.

(g)            The Company has no request for a ruling in respect of Taxes pending between the Company, on one hand, and any Taxing Authority, on the other hand. The Company has not received any private letter rulings, technical advice memoranda or similar agreements with a Taxing Authority in respect of Taxes, in each case, that will be in effect after the Closing.

(h)            The Company has made available to SPAC true, correct and complete copies of the final filed U.S. federal income Tax Returns (if any) filed by the Company for each tax year since its formation.

(i)            The Company has not within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)            The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)            Neither the IRS nor any other United States or non-United States Taxing Authority or agency has asserted in writing with respect to the Company any deficiency or claim for any Taxes that has not been resolved.

(l)            There are no Tax Liens upon any assets of the Company except for Permitted Liens.

(m)            The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n)            The Company has not received written notice from a non-U.S. Taxing Authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(o)            The Company has not received written notice of any claim from a Taxing Authority in a jurisdiction in which the Company does not file Tax Returns stating that the Company is or may be subject to taxation in such jurisdiction.

(p)            The Company has not taken any action, nor to the Knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(q)            The Company has not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, H.R. 748 (Mar. 27, 2020) (the “CARES Act”) or received or claimed any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Pub. L. 116-127, H.R. 6201 (Mar. 14, 2020) or Section 2301 of the CARES Act.

(r)            The Company has at all times since its formation been classified as a partnership for U.S. federal income tax purposes.

(s)            As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes,”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Taxing Authority relating to Taxes.

Section 5.10          Contracts and Suppliers.

(a)            Except as set forth on Section 5.10(a) of the Company Disclosure Schedules, the Company is not a party to, or bound by, any (other than any Contracts that are no longer in effect and under which the Company has no continuing or potential material Liability or rights):

(i)              collective bargaining agreement;

(ii)             Lease;

(iii)            Contract (w) for the employment or engagement of any directors, officers, employees or individual independent contractors (other than at-will employment arrangements with employees entered into in the Ordinary Course of Business), (x) providing for severance payments, (y) requiring the payment of any compensation by the Company that is triggered as a result of the consummation of the transactions contemplated by this Agreement or (z) between the Company and any Interested Party;

(iv)            Contract under which the Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others;

(v)            license, royalty or development Contract licensing-in or granting to the Company right in or immunity under any Intellectual Property, other than Contracts (w) concerning uncustomized, commercially available Software (whether software, software-as-a-service services, platform-as-a-service services, and/or infrastructure-as-a-service services) licensed for less than $250,000 in annual fees; (x) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar Contracts; or (y) whereby Intellectual Property is implicitly licensed;

(vi)            license, royalty or development Contract licensing out or granting any rights in or immunity under any Owned Intellectual Property or Licensed Intellectual Property to any Person, other than Contracts whereby Owned Intellectual Property or Licensed Intellectual Property is non-exclusively implicitly licensed to service providers, subcontractors, or suppliers of the Company solely to the extent necessary for such Person to provide services thereto;

(vii)           Contract that by its terms requires, or with respect to which the Company reasonably expects will require, individually or with all related Contracts, aggregate future payments to or from the Company in excess of $100,000 in the twelve (12) month period following Closing, other than those Contracts that can be terminated without material penalty by the Company upon ninety (90) days’ notice or less and can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business;

(viii)          joint venture, partnership, limited liability company or similar Contract relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture;

(ix)            other than this Agreement, Contract for the sale or disposition of any material assets, properties or Equity Securities of the Company (other than those providing for sales or dispositions of (x) assets and inventory in the Ordinary Course of Business, and (y) assets no longer used in the businesses of the Company, in each case, under which there are no material outstanding obligations of the Company), including any sale or disposition agreement that has been executed, but has not closed;

(x)             Contract that materially limits or restricts, or purports to limit or restrict, the Company (or after the Closing, ParentCo or its Subsidiaries, including the Company) from (A) engaging or competing in any line of business or material business activity in any jurisdiction or geographic area, or selling or providing any service or product or soliciting any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses, or (B) purchasing or acquiring an interest in any other Person;

(xi)            Contract that contains a provision providing for the sharing of any profits, revenue or cost-savings with any other Person;

(xii)           Contract involving the payment of any earnout or similar contingent payment;

(xiii)          Contract involving the settlement, conciliation or similar agreement of any Proceeding or threatened Proceeding (y) involving payments (exclusive of attorney’s fees) in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, or (z) that by its terms limits or restricts the Company from engaging or competing in any line of business in any jurisdiction or otherwise under which the Company has outstanding material obligations (other than customary confidentiality obligations);

(xiv)          Contract requiring any capital commitment or capital expenditure (or series of capital commitments or expenditures) by the Company in an amount in excess of $250,000 annually or $500,000 over the life of the Contract (including pursuant to any joint venture);

(xv)           Contract that relates to the direct or indirect acquisition of material business, securities, assets or properties by the Company (including the acquisition of any business, equity or material assets of any Person or any real property and whether by merger, sale of equity, sale of assets or otherwise) for a purchase price in excess of $250,000 in any single instance or in excess of $500,000 in the aggregate, except for (x) any agreement related to the transactions contemplated by this Agreement, (y) any non-disclosure, indications or interest, term sheets, letters of intent or similar agreements entered into in connection with such acquisitions, and (z) any agreement for the purchase of inventory or other assets or properties in the Ordinary Course of Business;

(xvi)          Contract pursuant to which any Person has guaranteed the Liabilities of the Company; or

(xvii)         is otherwise material to the Company and not described in clauses (i) through (xvii) above.

(b)            Except as set forth on Section 5.10(b) of the Company Disclosure Schedules, each Contract required to be listed on Section 5.10(b) of the Company Disclosure Schedules (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable against the Company and against each other party thereto, except as such may be limited by the Enforceability Exceptions. The Company has made available to SPAC a copy of each Material Contract. With respect to all Material Contracts, neither the Company nor, to the Knowledge of the Company, any other party to any such Material Contract is in breach or default thereunder, which breach or default would be or reasonably be expected to be material (or is alleged in writing to be in breach or default thereunder, which breach or default would be or reasonably be expected to be material) and, to the Knowledge of the Company, there does not exist under any Material Contract any event or circumstance which, with the giving of notice or the lapse of time (or both), would constitute such a breach or default by the Company thereunder (which breach or default would be or reasonably be expected to be material) or any other party to such Material Contract (which breach or default would be or reasonably be expected to be material) or permit termination or acceleration by the other party thereto, under such Material Contract. The Company has not received any written claim or notice of breach of or default under any such Material Contract (which breach or default would be or reasonably be expected to be material). The consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Material Contract. The Company has not received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Material Contract that provides for a continuing obligation by any party thereto to terminate such Material Contract or amend the terms thereof, other than modifications in the Ordinary Course of Business that do not adversely affect the Company. The Company has not waived any rights under any Material Contract.

(c)            Set forth on Section 5.10(c) of the Company Disclosure Schedules is a list of the material suppliers of the Company (the “Material Suppliers”). Since the Lookback Date, no such Material Supplier has canceled, terminated or, materially and adversely altered its relationship with the Company (in each case would be or reasonably be expected to be material) or threatened in writing to cancel, terminate or materially and adversely alter its relationship with the Company (in each case, would be or reasonably be expected to be material). There have been no disputes between the Company and any Material Supplier since the Lookback Date which would be or reasonably be expected to be material.

Section 5.11          Intellectual Property.

(a)            Pursuant to the InnoBation License, the TDT License and the Viral Gene License, the Company has been granted worldwide Intellectual Property rights to the Products as set forth in each license.

(b)            As of the date of this Agreement, there is not and, to the Knowledge of the Company, since the Lookback Date, there have not been, any Proceedings pending (or, to the Knowledge of the Company, threatened, and, since the Lookback Date, the Company has not received any written charge, complaint, claim, demand, or notice that has not been fully resolved with prejudice) alleging any such infringement, misappropriation or other violation (including any claim that the Company must license or refrain from using any material Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforceability of any Owned Intellectual Property, Licensed Intellectual Property or any Product. To the Knowledge of the Company, none of the Company, its products or services (including but not limited to Products), nor the conduct of the business as has been, is, currently, and as contemplated to be conducted (including the development and commercialization of Products) does, did, or would infringe, misappropriate, or otherwise violate any Intellectual Property of any Person.

(c)            As of the date of this Agreement, (i) to the Knowledge of the Company, no Person is, infringing upon, misappropriating or otherwise violating any Owned Intellectual Property, Licensed Intellectual Property or any Product; and (ii) the Company has not sent to any Person any written notice, charge, complaint, claim or other written assertion against such third Person claiming infringement or violation by or misappropriation of any Owned Intellectual Property or Licensed Intellectual Property.

(d)            The Company is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), is the licensee under enforceable written agreements of all Licensed Intellectual Property, and the Company owns, or has the valid right to use pursuant to written agreement, all Intellectual Property and IT Assets that are used in or necessary for the conduct of the business of the Company as currently conducted and as contemplated to be conducted, including, but not limited to, in connection with the development and commercialization of Products, and none of the foregoing will be materially adversely impacted by (nor will require the payment or grant of additional material amounts or material consideration as a result of) the execution, delivery, or performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby or thereby.

(e)            All Publicly Available Software used by the Company in connection with the Company’s business has been used in all material respects in accordance with the terms of its governing license. The Company has not used any Publicly Available Software in connection with Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property, in each case, in a manner that (i) requires, or conditions the use or distribution of any Software that is Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any Owned Intellectual Property or (ii) otherwise imposes any limitation, restriction or condition on the right or ability of the Company to use, distribute or enforce Owned Intellectual Property in any manner (the terms of such Publicly Available Software giving rise to the events in clauses (i) and (ii), “Copyleft Terms”).

(f)            No current or former director, officer, manager, employee, agent, contractor, consultant, or third-party Representative of the Company has any right, title or interest, directly or indirectly, in whole or in part, any Owned Intellectual Property or Licensed Intellectual Property. Except as disclosed in Section 5.11(f) of the Company Disclosure Schedules, the Company has obtained from all Persons (including all current and former founders, officers, directors, stockholders, employees, contractors, consultants and agents) who have contributed to the creation of any Owned Intellectual Property a valid and enforceable written present assignment of all rights, title, and interest in and to any such Owned Intellectual Property to the Company, or all such rights, title, and interest in and to such Owned Intellectual Property have vested in the Company by operation of Law. To the Knowledge of the Company, no Person has been or is in violation of any such written assignment agreements.

(g)            The Company has taken commercially reasonable measures to protect and maintain the confidentiality of all Trade Secrets and any other material confidential information (including material proprietary source code) owned by the Company (and any confidential information owned by any Person to whom any of the Company has a confidentiality obligation). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority, no such Trade Secret or confidential information has been disclosed by the Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. To the Knowledge of the Company, no Person has been or is in violation of any such written confidentiality agreements or any other obligation of confidentiality.

(h)            No government funding, nor any facilities of a university, college, other educational institution, or similar institution, or research center, was used by the Company in the development of any Intellectual Property owned by the Company nor does any such Person have any rights, title, or interest in or to any Owned Intellectual Property. The Company is not member of or party to any patent pool, industry standards body, trade association, or other organization pursuant to which the Company is obligated to grant any license, rights, or immunity in or to any Owned Intellectual Property to any Person.

(i)            The IT Assets are sufficient in all material respects for the current business operations of the Company. The Company or its partners have in place commercially reasonable disaster recovery and security plans and procedures and have implemented commercially reasonable security regarding the confidentiality, availability, security and integrity of the IT Assets owned or used by the Company and all confidential or sensitive data and information stored thereon, such as Personal Information, including from unauthorized access and infection by Unauthorized Code. The Company or its partners have maintained in the Ordinary Course of Business all required licenses and service contracts, including the purchase of a sufficient number of license seats, for all Software material to the operations of the Company as currently conducted.

(j)            Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company immediately subsequent to the Closing on identical terms and conditions as owned or used by the Company immediately prior to the Closing.

Section 5.12          Data Security; Data Privacy.

(a)            The Company has not experienced any material Security Breaches or material Security Incidents or a material failure of the IT Assets since the Lookback Date, and the Company has not received any uncured written notices, claims or complaints from any Person regarding such a material Security Breach or material Security Incident or material failure of the IT Assets since the Lookback Date. Since the Lookback Date, the Company has not received any uncured written complaint, claim, demand, inquiry or other notice, including a notice of investigation, from any Person (including any Governmental Entity or self- regulatory authority or entity) regarding the Company’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements.

(b)            Except as would not be or reasonably be expected to be material, to the Company’s Knowledge, the Company is, and since the Lookback Date has been, in compliance with all applicable Privacy and Security Requirements. To the Company’s Knowledge, the Company has a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information that is processed by or on behalf of the Company in connection with the use and/or operation of its products and business, in the manner such Personal Information is accessed and used by the Company except where the failure to have such right would not be material to the Company. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit the Company’s right to own or process any Personal Information used in or necessary for the conduct of the business of the Company, except where such termination, impairment or limitation would not be material to the Company.

Section 5.13          Information Supplied. The information supplied in writing by the Company expressly for inclusion in the Proxy/Registration Statement, any other document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated by this Agreement (including the Signing Press Release and the Closing Press Release), shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available, and with respect to information supplied by the Company for inclusion in the Proxy/Registration Statement, such information is not revised by any subsequently filed amendment prior to the time that the Proxy/Registration Statement is first mailed, to the extent such initially included information does not result in Liabilities to SPAC under the Securities Act or the Securities Exchange Act, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to SPAC Stockholders, or (c) the time of SPAC Stockholder Meeting (in each case, subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings), except that no warranty or representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of SPAC or its Affiliates for inclusion in such materials.

Section 5.14          Litigation. Except as set forth on Section 5.14 of the Company Disclosure Schedules, there are no Proceedings (or to the Knowledge of the Company, investigations by a Governmental Entity) pending or, to the Knowledge of the Company, threatened against the Company or any director, member, manager or officer of the Company (in their capacity as such) (and no such Proceeding has been brought or, to the Company’s Knowledge, threatened since the Lookback Date), and since the Lookback Date the Company has not been subject to or bound by any material outstanding Orders. There are no Proceedings pending by the Company against any other Person. There are no ongoing internal investigations by the Company with respect to any current employee of the Company. Since the Lookback Date, there have been no settlements or any proceedings involving the Company or any director, member, manager or officer (in their capacity as such) except as set forth in reasonable detail on Section 5.14 of the Company Disclosure Schedules.

Section 5.15          Brokerage. None of the Company Entities has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company Entity or SPAC to pay any finder’s fee, brokerage or agent’s commissions or other like payments.

Section 5.16          Labor Matters.

(a)            Section 5.16(a) of the Company Disclosure Schedules sets forth a complete list of all employees of the Company as of the date hereof and title and/or job description, job location and base compensation and any bonuses paid with respect to the last fiscal year, whereby bonuses shall be the target bonuses agreed upon but not yet paid between Company and employee and any bonuses already paid. As of the date hereof, all employees of the Company are legally permitted to be employed by the Company in the jurisdiction in which such employees are employed in their current job capacities and the necessary working permits are in place.

(b)            All employment agreements between the Company and its employees are in writing and contain only customary terms and conditions. The Company does not retain, and has not retained in the past, any consultants or freelancers that could be requalified as employees under applicable Laws.

(c)            As at the date of this Agreement, no material salary increases have been resolved but not yet implemented by the Company. Any claims of current or former employees of the Company, including any claims for compensation, bonus, overtime and holidays, are fully provided for in the Audited Financial Statement as per the respective accounts date. Since such accounts date, overtime claims and outstanding holiday entitlements accrued only in the Ordinary Course of Business.

(d)            The Company is not a party to or negotiating any collective bargaining agreement with respect to its employees. There are no strikes, work stoppages, slowdowns or other material labor disputes pending or, to the Knowledge of the Company, threatened against the Company, and no such strikes, work stoppages, slowdowns or other material disputes have occurred since the Lookback Date. Except as set forth on Section 5.16(d) of the Company Disclosure Schedules, since the Lookback Date, (i) no labor union or other labor organization, or group of employees of the Company, has made a written demand for recognition or certification with respect to any employees, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority, and (ii) there has been no actual or, to the Knowledge of the Company, threatened, material unfair labor practice charges against the Company.

(e)            The Company, is, and since the Lookback Date has been, in compliance, in all material respects, with all applicable Laws relating to the employment of labor, including (where applicable) provisions thereof relating to wages and hours, classification, equal opportunity, employment harassment, discrimination or retaliation, disability rights, workers’ compensation, affirmative action, collective bargaining, workplace health and safety, immigration, whistleblowing and layoffs, employee trainings and notices, labor relations, employee leave issues, unemployment insurance, and the payment of social security and other Taxes. Since the Lookback Date, the Company has not implemented any mass layoff of their employees.

(f)            Except as set forth on Section 5.16(f) of the Company Disclosure Schedules, the Company does not have in existence any unit or other incentive scheme, whether settled in cash or in (phantom) securities of any kind and the Company has no obligation to pay any bonus or similar payments to any present or former employee or consultant. The Company has no obligation to make any severance, change-of-control or transaction bonus payment, or any payment of compensation for loss of office, employment or redundancy to any present or former employee, consultant or director as a consequence of the transactions contemplated by this Agreement.

(g)            Except as would not reasonably be expected to result in material Liabilities to the Company, since the Lookback Date, (i) the Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments that have become due and payable to employees; (ii) the Company has not been liable for any arrears of wages, compensation or related Taxes, penalties or other sums with respect to its employees; (iii) the Company has paid in full to all employees and individual independent contractors all wages, salaries, commissions, bonuses and other compensation due and payable to or on behalf of such employees and such individual independent contractors; and (iv) each individual who since the Lookback Date has provided or is providing services to the Company, and has been classified as (y) an independent contractor, consultant, leased employee, or other non-employee service provider, or (z) an exempt employee, has been properly classified as such under all applicable Laws relating to wage and hour and Tax.

(h)            To the Knowledge of the Company, no employee or individual independent contractor of the Company is, with respect to his or her service, in breach of the terms of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, restrictive covenant or similar obligation (i) owed to the Company; or (ii) owed to any third party. No senior executive has provided written or, to the Knowledge of the Company, oral notice, and no key employee has provided written notice of any present intention to terminate his or her relationship with the Company within the first twelve (12) months following the Closing.

(i)            Since the Lookback Date, the Company has used reasonable best efforts to investigate all sexual harassment, or other discrimination, or retaliation allegations which have been reported to the appropriate individuals responsible for reviewing such allegations in accordance with the policies and procedures established by the Company. With respect to each such allegation with potential merit, the Company has taken such corrective action that is reasonably calculated to prevent further improper conduct. The Company does not reasonably expect any material Liabilities with respect to any such allegations.

Section 5.17          Employee Benefit Plans. The Company does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any Company Employee Benefit Plan. Neither the execution and delivery of this Agreement or the other Ancillary Agreements to which it is a party nor the consummation of the transactions contemplated by this Agreement: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, director or officer of the Company; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 5.18          Insurance. Except as set forth on Section 5.18 of the Company Disclosure Schedules, the Company has in effect policies of insurance (including all policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance as may be applicable to the businesses of the Company) in amounts and scope of coverage as are customary for companies of a similar nature and size operating in the industries in which the Company operates (the “Insurance Policies”). As of the date of this Agreement: (a) all of the material Insurance Policies held by, or for the benefit of, the Company as of the date of this Agreement with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Company has not received a written notice of cancellation of any of the Insurance Policies or of any material changes that are required in the conduct of the business of the Company as a condition to the continuation of coverage under, or renewal of, any of the Insurance Policies. The Company is not in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Except as set forth on Section 5.18 of the Company Disclosure Schedules, since the Lookback Date, there have been no claims by or with respect to the Company under any Insurance Policy as to which coverage has been denied or disputed in any respect by the underwriters of such Insurance Policy.

Section 5.19          Compliance with Laws; Permits.

(a)            Except as set forth on Section 5.19(a) of the Company Disclosure Schedules, each Company Entity is, and since the Lookback Date or, with respect to each Acquisition Entity, its date of formation has been, in material compliance with all Laws applicable to the conduct of the business of such Company Entity and, since the Lookback Date or each Acquisition Entity’s date of formation, no uncured written or oral notices have been received by the Company from any Governmental Entity or any other Person alleging a material violation of any such Laws.

(b)            The Company holds all permits, licenses, registrations (excluding Intellectual Property registrations and certifications), approvals, consents, accreditations, waivers, exemptions, identification numbers and authorizations of any Governmental Entity, required for the ownership and use of its assets and properties or the conduct of its business as currently conducted (collectively, “Permits”) and is in compliance in all material respects with all terms and conditions of such Permits. All of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated by this Agreement. The Company is not in material default under any such Permit and to the Knowledge of the Company, no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material and adverse effect on the ability of the Company to use such Permit or conduct its business.

Section 5.20          Anti-Corruption Law Compliance

(a)            Since the Lookback Date, none of the Company or, to the Knowledge of the Company, any of its Affiliates, directors, officers or employees, or any other Representative of the Company (in their capacities as such), (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b)            The transactions of the Company are accurately reflected on its books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 5.21          Anti-Money Laundering Compliance.

(a)            The Company maintains and implements (or will cause to be maintained and implemented prior to Closing) procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required the Company to correct since the Lookback Date.

(b)            None of the Company or, to the Knowledge of the Company, any of its Affiliates, directors, officers or employees, or any other Representative of the Company (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c)            There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of the Company, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by the Company or any of its directors, officers, managers, or employees.

Section 5.22          Affiliate Transactions.

(a)            Except as set forth on Section 5.22(a) of the Company Disclosure Schedules, (x) there are no Contracts (except for the Governing Documents) between the Company, on the one hand, and any Interested Party on the other hand and (y) no Interested Party (i) owes any amount to, or is owed any amount from (other than for services or expenses as directors, officers or employees of the Company in the Ordinary Course of Business), the Company, (ii) owns any material assets or properties, tangible or intangible, necessary for the conduct of the business of the Company as it has been operated since the Lookback Date or (iii) owns any interest in, or is a director, officer, or owner of, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, or landlord of the Company (other than in connection with ownership of less than five percent (5%) of the stock of a publicly traded company) (such Contracts or arrangements described in clauses (x) and (y), “Affiliated Transactions”).

Section 5.23          Environmental Matters

(a)            The Company, and each property or facility at any time owned, leased, or operated by the Company, are and have been in material compliance with Environmental Laws.

(b)            The Company has obtained, holds and is, and has been, in material compliance with all Permits required under Environmental Laws.

(c)            Neither the Company nor, to the Knowledge of the Company, any other Person has released, manufactured, handled, stored, generated, treated, transported, discharged, emitted, or disposed any Hazardous Material in a manner that has or would be reasonably likely to give rise to a material Liability of the Company. The Company has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(d)            No material Proceeding or Order is pending or, to the Knowledge of the Company, threatened with respect to the Company’s compliance with or Liability under Environmental Laws, and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis of such a Proceeding or Order.

Section 5.24          Healthcare Laws

(a)            The Company is, and has been since the Lookback Date, in compliance in all material respects with all applicable Healthcare Laws, and has not has received written notification of any pending Proceeding from the United States Food and Drug Administration (the “FDA”) or any other regulatory authority, agency or Governmental Entity alleging that any operation or activity of the Company is in violation of any applicable Healthcare Law. There have been no inspections of the Company, nor, to the Company’s Knowledge, any of its contract research organization(s), by the FDA or any other regulatory authority regarding the Company’s products or trials.

(b)            All preclinical and clinical (if any) investigations conducted or sponsored by the Company intended to be submitted to a regulatory authority to support a regulatory approval, were, and are being conducted in compliance in all material respects with all applicable Healthcare Laws.

(c)            All material reports, documents, registrations and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority, agency or Governmental Entity by the Company have been so filed, maintained or furnished. All such reports, documents, registrations and notices were materially complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company, nor to the Company’s Knowledge, any Representative of the Company, has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, agency or Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority, agency or Governmental Entity or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority, agency or Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. The Company or any officer, employee or, to the Company’s Knowledge, agent of the Company has not been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. The Company or any officer, employee or, to the Company’s Knowledge, agent of the Company has not been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Proceedings that would reasonably be expected to result in material debarment or exclusion are pending or threatened in writing against the Company or, to the Company’s Knowledge, any of its Representatives performing research or work on behalf of the Company. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity.

(d)            The Company has not received any written or, to the Knowledge of the Company, oral notice, correspondence or other communication from the FDA or any other regulatory authority, agency or Governmental Entity or from any Institutional Review Board requiring a clinical hold, disruption or otherwise requiring the termination or suspension of ongoing or planned clinical trials (if any) conducted by, or on behalf of, the Company.

(e)            No data generated by the Company with respect to its products are the subject of any written regulatory Proceeding, either pending or, to the Company’s Knowledge, threatened, by any Governmental Entity relating to the truthfulness or scientific integrity of such data.

(f)            The Company or, any director, officer or, to the Knowledge of the Company, any agent, employee, Affiliate or other Person acting on behalf of the Company, has not committed an act, made a statement, or failed to take any action or make a statement that, at the time such statement, disclosure, commission was made or failed to be made, in each case, would constitute a material violation of any Healthcare Law.

Section 5.25          Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) Liens specifically identified on the December 31, 2021 consolidated balance sheet of the Company included in the Audited Financial Statements, and (c) Liens set forth in Section 5.25 of the Company Disclosure Schedules. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights and properties that are used in the operation of the business of the Company as it is now conducted and presently proposed to be conducted or that are used or held by the Company for use in the operation of its businesses, and taken together, are adequate and sufficient for the operation of the businesses of the Company as currently conducted and as presently proposed to be conducted.

Section 5.26          TID US Business. The Company is not a “TID U.S. business” as defined at 31 C.F.R. §800.248.

Section 5.27          No Prior Operations of the Acquisition Entities. Each Acquisition Entity was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operation or incurred any obligation or liability, other than as contemplated by this Agreement.

Section 5.28          No Other Representations and Warranties. Except for the representations and warranties contained in Article V and in any certificate or agreement delivered pursuant hereto, none of the Company Entities nor any other Person on behalf of the Company Entities or any of their respective Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to any of the Company Entities or with respect to any other information provided to SPAC and each Company Entity disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article V (as modified by the Company Disclosure Schedule) and in any certificate or agreement delivered pursuant hereto, each Company Entity hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to SPAC or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to SPAC by any director, officer, employee, agent, consultant, or Representative of such Company Entity, its Subsidiaries or any of their respective Affiliates), and none of the Company Entities nor any other Person will have or be subject to any liability or obligation to SPAC or any other Person resulting from the distribution to SPAC or any such party’s use of, or reliance upon any such information.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SPAC

As an inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, except (a) for all representations and warranties of SPAC, as set forth in the applicable section of the SPAC Disclosure Schedules, or (b) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by SPAC and publicly available prior to the Effective Date, and excluding disclosures referred to in “Forward Looking Statement”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements, SPAC hereby represents and warrants to the Company as follows:

Section 6.1            Organization; Authority; Enforceability. SPAC is a corporation duly incorporated, validly existing and at the time of Closing will be in good standing under the Laws of the state of Delaware. SPAC is qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the character of its properties, or in which the transaction of its business, makes such qualification necessary, except where the failure to be so qualified and in good standing (or equivalent) would not have a SPAC Material Adverse Effect. Subject to receipt of the Required SPAC Vote, SPAC has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Ancillary Agreements to which SPAC is a party and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite SPAC Board action on the part of SPAC. No other proceedings on the part of SPAC (including any action by SPAC Board or SPAC Stockholders), except for the receipt of the Required SPAC Vote, are necessary to approve and authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which SPAC is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and the Ancillary Agreements to be executed and delivered by SPAC at Closing will be, duly executed and delivered by SPAC and constitute valid and binding agreement of SPAC, enforceable against SPAC in accordance with their respective terms, except as such may be limited by the Enforceability Exceptions.

Section 6.2            Capitalization.

(a)            As of the date of this Agreement, the authorized share capital of the SPAC is 301,000,000 shares, each with a par value of $0.0001, consisting of (i) 280,000,000 SPAC Class A Shares, (ii) 20,000,000 SPAC Class B Shares and (iii) 1,000,000 preferred shares (“SPAC Preferred Shares”). As of the date hereof (without giving effect to SPAC Share Redemptions, the PIPE Investment or the Forfeiture Agreement ), (A) 27,600,000 SPAC Class A Shares are issued and outstanding, (B) 6,900,000 SPAC Class B Shares are issued and outstanding, (C) no SPAC Preferred Shares are issued and outstanding, (D) 6,900,000 Public Warrants are issued and outstanding, and (E) 5,013,333 Private Placement Warrants are issued and outstanding. The Equity Securities set forth in this Section 6.2(a) comprise all of the Equity Securities of SPAC that are issued and outstanding as of the date of this Agreement (without giving effect to SPAC Share Redemptions, the PIPE Investment, the SPAC Class B Share Conversion or the Forfeiture Agreement).

(b)            Except as (w) set forth in the SPAC SEC Documents, (x) set forth on Section 6.2(b) of the SPAC Disclosure Schedules, or (y) set forth in this Agreement (including as set forth in Section 6.2(a)), the Ancillary Agreements or SPAC Governing Documents:

(i)              there are no outstanding options, warrants, Contracts, calls, puts, bonds, debentures, notes rights to subscribe, conversion rights or other similar rights to which SPAC is a party or which are binding upon SPAC providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Securities;

(ii)             SPAC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities;

(iii)            SPAC is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities; and

(iv)            there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of Equity Securities of SPAC.

(c)            All of the issued and outstanding Equity Securities of SPAC, have been duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto, and were not issued in violation of any preemptive rights, call options, rights of first refusal or similar rights of any Person or applicable Law, other than in each case Securities Liens.

(d)            SPAC does not own, directly or indirectly, any Equity Securities, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding) or any other equity equivalents in or issued by any other Person.

Section 6.3            Brokerage. Other than the Cantor Fees, SPAC has not incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Company or SPAC to pay a finder’s fee, brokerage or agent’s commissions or other like payments.

Section 6.4            Trust Account. As of the Effective Date, SPAC has at least $276,000,000 dollars (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of SPAC, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by SPAC or, to the Knowledge of SPAC, the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by SPAC. SPAC is not party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in SPAC SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) SPAC Stockholders who shall have exercised their rights to participate in SPAC Share Redemptions, (ii) the underwriters of SPAC’s initial public offering, who are entitled to the Deferred Discount (as such term is defined in the Trust Agreement) and (iii) SPAC with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of SPAC, investigations) pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account.

Section 6.5            SPAC SEC Documents; Controls.

(a)            SPAC has filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of SPAC’s securities to the Effective Date, together with any material amendments, restatements or supplements thereto, and all such forms, reports, schedules, statements and other documents required to be filed or furnished by SPAC under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “SPAC SEC Documents”). Except for any changes (including any required revisions to or restatements of the SPAC’s financial statements or the SPAC SEC Documents) to (A) SPAC’s historical accounting of the Public Warrants and/or Private Placement Warrants as equity rather than as liabilities that may have been required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that was issued by the SEC on April 12, 2021, and related guidance by the SEC, (B) SPAC’s accounting or classification of SPAC’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of SPAC’s auditors, or (C) SPAC’s historical or future accounting relating to any other guidance from the SEC staff after the date hereof relating to non-cash accounting matters (clauses (A) through (C), collectively, “SEC SPAC Accounting Changes”), as of their respective dates, each of the SPAC SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied as to form in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPAC SEC Documents. Except for the SEC SPAC Accounting Changes, none of SPAC SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parties acknowledge and agree that any restatement, revision or other modification of SPAC’s financial statements or the SPAC SEC Documents as a result of any SEC SPAC Accounting Changes shall be deemed not material for purposes of this Agreement. To the Knowledge of SPAC, other than as filed in connection with the Extension, as of the date hereof, (i) none of the SPAC SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Entity is conducting any investigation or review of any SPAC SEC Document.

(b)            Except for the SEC SPAC Accounting Changes the financial statements of SPAC contained or incorporated by reference in SPAC SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial condition and the results of operations, changes in stockholders’ equity and cash flows of SPAC as at the respective dates of, and for the periods referred to, in such financial statements. SPAC has no off-balance sheet arrangements that are not disclosed in the SPAC SEC Documents. No financial statements other than those of SPAC are required by GAAP to be included in the consolidated financial statements of SPAC.

(c)            Other than in connection with any routine filings under the Exchange Act or filings under the Securities Act related to capital raising activities, no written notice of any SEC review of SPAC SEC Documents has been received by SPAC. No written notice of any SEC enforcement investigation has been received by SPAC. Other than with respect to comments on any proxy statement filed with the SEC in connection with the Extension, to the Knowledge of SPAC, since the consummation of its initial public offering, all comment letters received by SPAC from the SEC or the staff thereof and all responses to such comment letters filed by or on behalf of SPAC are publicly available on the SEC’s EDGAR website or have been made available to the Company.

(d)            Since the consummation of the initial public offering of SPAC’s securities, SPAC has filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SPAC SEC Document, and each such certification as of the time of its filing was true and correct. Except as disclosed in the SPAC SEC documents, SPAC maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Securities Exchange Act (subject to the SEC SPAC Accounting Changes). As used in this Section 6.5(d), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(e)            Except as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or “smaller reporting company” within the meaning of the Securities Exchange Act, and except as otherwise disclosed in SPAC SEC Documents, SPAC has established and maintained a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f), as applicable, of the Securities Exchange Act, that is sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, except as set forth in the SPAC SEC Documents (subject to the SEC SPAC Accounting Changes).

Section 6.6            Information Supplied; Proxy/Registration Statement. None of the information supplied or to be supplied by SPAC for inclusion in the Proxy/Registration Statement, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available with the SEC, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to SPAC Stockholders, or (c) the time of SPAC Stockholder Meeting (subject to the qualifications and limitations set forth in the materials provided by SPAC or that are included in such filings and/or mailings), except that no warranty or representation is made by SPAC with respect to (i) statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or its Affiliates or Company Members for inclusion therein or (ii) any projections or forecasts included in such materials.

Section 6.7            Litigation. As of the date of this Agreement, there are no material Proceedings (or to the Knowledge of SPAC, investigations by any Governmental Entity) pending or, to the Knowledge of SPAC, threatened against SPAC or, to the Knowledge of SPAC, any director, officer or employee of SPAC (in their capacity as such) and since SPAC’s date of incorporation there have not been any such material Proceedings and SPAC is not subject to or bound by any material outstanding Orders. There are no material Proceedings pending or threatened by SPAC against any other Person.

Section 6.8            Listing. The issued and outstanding SPAC Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act and listed for trading on the NASDAQ. As of the Effective Date, there is no Proceeding or investigation pending or, to the Knowledge of SPAC, threatened against SPAC by the NASDAQ or the SEC with respect to any intention by such entity to deregister SPAC Class A Shares or prohibit or terminate the listing of SPAC Class A Shares on the NASDAQ. Other than as contemplated by this Agreement, SPAC has taken no action that is designed to terminate the registration of SPAC Class A Shares under the Securities Exchange Act. As of the Effective Date, SPAC has not received any written or, to the Knowledge of SPAC, oral deficiency notice from NASDAQ relating to the continued listing requirements of SPAC Class A Shares that is not publicly available.

Section 6.9            Investment Company. As of the Effective Date, SPAC is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 6.10          Noncontravention. Except for the filings pursuant to Section 8.9, the consummation by SPAC of the transactions contemplated by this Agreement and the Ancillary Agreements do not (a) conflict with or result in any breach of any of the material terms, conditions or provisions of, (b) constitute a material default under (whether with or without the giving of notice, the passage of time or both), (c) result in a material violation of, (d) give any third party the right to terminate or accelerate, or cause any termination or acceleration of, any material right or material obligation under, (e) result in the creation of any Lien upon its Equity Securities under, or (f) require any approval under, from or pursuant to, (i) any Contract or lease to which SPAC is a party, (ii) any Governing Document of SPAC, or (iii) any Law or Order to which SPAC is bound or subject, with respect to clauses (i), (ii) and (iii) that are or would reasonably be expected to have a SPAC Material Adverse Effect. SPAC is not in material violation of any of its Governing Documents.

Section 6.11          Business Activities.

(a)            Since its incorporation, SPAC has not conducted any material business activities other than its formation, the public offering of its securities (and the related private offerings), public reporting and its activities directed toward the accomplishment of a Business Combination. Except as set forth in SPAC Governing Documents or as set forth on Section 6.11(a) of the SPAC Disclosure Schedules, there is no Contract, commitment, or Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to SPAC.

(b)            Except for this Agreement and the transactions contemplated by this Agreement, SPAC has no interests, rights, obligations or Liabilities with respect to, and SPAC is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

Section 6.12          SPAC Material Contracts. Each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to which SPAC is a party (the “SPAC Material Contracts”) is an exhibit to the SPAC SEC Documents.

Section 6.13          Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of SPAC of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on, the SPAC Financial Statements or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the SPAC Financial Statements in the ordinary course of the operation of business of SPAC; (c) incurred in connection with the transactions contemplated hereby; or (d) which would not, individually or in the aggregate, reasonably be expected to have an SPAC Material Adverse Effect.

Section 6.14          Employees; Benefit Plans. SPAC has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf in an aggregate amount not in excess of the amount of cash held by SPAC outside of the Trust Account, SPAC has no unsatisfied material liability with respect to any officer or director. SPAC does not maintain, sponsor, contribute to, participate in or have any liability (actual or contingent) with respect to any SPAC Employee Benefit Plan. Neither the execution and delivery of this Agreement or the other Transaction Agreements to which it is a party nor the consummation of the transactions contemplated hereby: (a) will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or officer of SPAC; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefits.

Section 6.15          Tax Matters.

(a)            Except as set forth in Section 6.15 of the SPAC Disclosure Schedules, SPAC (i) has duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that SPAC is otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith and for which SPAC has provided adequate reserves in accordance with US GAAP in the most recent consolidated financial statements of SPAC; (iii) with respect to all material Tax Returns filed by it, has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open.

(b)            SPAC is not a party to, bound by or have any obligation under any Tax Sharing Agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes and which is not entered into with any Affiliate or direct or indirect owner of SPAC.

(c)            SPAC will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code or any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the Ordinary Course of Business. SPAC will not be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.

(d)            SPAC has withheld and paid to the appropriate Taxing Authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e)            SPAC has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(f)            SPAC does not have any material liability for the Taxes of any person (other than itself) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(g)            SPAC does not have any request for a ruling in respect of Taxes pending between SPAC, on the one hand, and any Taxing Authority, on the other hand. SPAC has not received any private letter rulings, technical advice memoranda or similar agreements with a Taxing Authority in respect of Taxes, in each case, that will be in effect after the Closing.

(h)            SPAC has made available to the Company true, correct and complete copies of the final filed U.S. federal income Tax Returns (if any) filed by SPAC for each tax year since its formation.

(i)             SPAC has not within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j)             SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k)            Neither the IRS nor any other United States or non-United States Taxing Authority or agency has asserted in writing with respect to SPAC any deficiency or claim for any Taxes that has not been resolved.

(l)             There are no Tax Liens upon any assets of SPAC except for Permitted Liens.

(m)           SPAC has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n)            SPAC has not received written notice from a non-U.S. Taxing Authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(o)            SPAC has not received written notice of any claim from a Taxing Authority in a jurisdiction in which SPAC does not file Tax Returns stating that SPAC is or may be subject to taxation in such jurisdiction.

(p)            SPAC has not taken any action, nor to the Knowledge of SPAC are there any facts or circumstances, that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 6.16          Compliance with Laws. SPAC is, and has been since its incorporation, in compliance with all Laws in all material respects, and no uncured written notices have been received by SPAC from any Governmental Entity or any other Person alleging a material violation of any such Laws.

Section 6.17          Anti-Corruption Law Compliance.

(a)            None of SPAC or any of its Affiliates, directors, officers or employees, or, to the Knowledge of SPAC, any other Representative of SPAC (in their capacities as such) (i) has made, authorized, solicited or received any unlawful bribe, rebate, payoff, influence payment or kickback, (ii) has used or is using any corporate funds for any contributions, gifts, entertainment, hospitality, travel, in each case, to the extent illegal, or (iii) has, directly or indirectly, knowingly made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any officer of a Governmental Entity or other Person in violation of applicable Anti-Corruption Laws. There are no pending legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging (i) any such unlawful payments, contributions, gifts, entertainment, bribes, rebates, kickbacks, financial or other advantages, (ii) any other violation of any Anti-Corruption Law.

(b)            The transactions of SPAC are accurately reflected on its books and records in compliance in all material respects with applicable Anti-Corruption Laws.

Section 6.18          Anti-Money Laundering Compliance.

(a)            SPAC maintains and implements procedures designed to reasonably prevent money laundering and otherwise ensure compliance with all applicable Anti-Money Laundering Laws. There are no matters of material non-compliance with any Anti-Money Laundering Law that any Governmental Entity has required SPAC to correct.

(b)            None of SPAC or any of its Affiliates, directors, officers or employees, or, to the Knowledge of SPAC, any other Representative of SPAC (in their capacities as such) has knowingly engaged in a transaction that involves their receipt, payment or any other transfer of the proceeds of crime in violation of any Anti-Money Laundering Laws.

(c)           There are no legal, regulatory, or administrative Proceedings, filings, Orders, or, to the Knowledge of SPAC, governmental investigations, alleging any violations of any Anti-Money Laundering Laws by the SPAC or any of its directors, officers, managers, or employees.

Section 6.19          Subscription Agreements. ParentCo and the SPAC have delivered to the Company true, correct and complete copies of (i) each of the fully executed Subscription Agreements entered into by ParentCo and the SPAC with the applicable Investors therein, pursuant to which (i) the PIPE Investors have committed to purchase an aggregate of no less than 1,500,000 shares of ParentCo Common Stock for $10.00 per share for an aggregate amount of no less than the PIPE Investment Amount, and (ii) the Convertible Notes Investors have committed to purchase an aggregate principal amount of Convertible Notes of no less than the Convertible Notes Investment Amount. Each of the Agreements are in full force and effect (assuming, with respect to each Investor and the Company, that each such Subscription Agreement has been duly authorized, executed and delivered by each applicable Investor), and have not been withdrawn or terminated, or otherwise amended or modified, and no withdrawal, termination, amendment or modification is contemplated by ParentCo and the SPAC. Each Subscription Agreement is and the Convertible Notes will be upon Closing (i) a legal, valid and binding obligation of ParentCo and, to the knowledge of ParentCo, each Investor and (ii) enforceable against ParentCo and, to the knowledge of ParentCo, each Investor, subject to the Enforceability Exceptions, and to the knowledge of ParentCo, neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under any such Subscription Agreement or the Convertible Notes or will violate any laws. There are no other agreements, side letters, or arrangements between ParentCo and any Investor relating to any Subscription Agreement or the purchase by such Investor of securities of ParentCo, that could affect the obligation of the Investors to purchase the applicable portion of the Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, ParentCo and the SPAC do not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being available to ParentCo, on the Closing Date.

Section 6.20          Affiliate Transactions. Except as set forth in Section 6.20 of the SPAC Disclosure Schedules or as described in the SPAC SEC Documents, there are no Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, director or indirect equityholder of SPAC or Sponsor, or to the Knowledge of SPAC, any immediate family member of any of the foregoing Persons, on the other hand (the Persons identified in clause (b), the “SPAC Related Parties”).

Section 6.21          Inspections. SPAC has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. SPAC agrees to engage in the transactions contemplated by this Agreement based upon its own inspection and examination of the Company and on the accuracy of the representations and warranties set forth in Article V by the Company pursuant to this Agreement or by the Company in any Ancillary Agreement.

Section 6.22          No Other Representations. Except for the representations and warranties contained in Article VI and in any certificate or agreement delivered pursuant hereto, neither SPAC nor any other Person on behalf of SPAC or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to SPAC or with respect to any other information provided to the Company and SPAC disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article VI (as modified by the SPAC Disclosure Schedules) and in any certificate or agreement delivered pursuant hereto, SPAC hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided the Company by any director, officer, employee, agent, consultant, or Representative of SPAC, its Subsidiaries or any of their respective Affiliates), and neither SPAC nor any other Person will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution to the Company or any such party’s use of, or reliance upon any such information.

ARTICLE VII
INTERIM OPERATING COVENANTS

Section 7.1            Company Interim Operating Covenants.

(a)            From the Effective Date until the earlier of: (1) the date this Agreement is terminated in accordance with Article X and (2) the Closing Date (such period, the “Pre-Closing Period”), unless the SPAC shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, (y) as required by applicable Law (including any COVID-19 Measures), or (z) as set forth on Section 7.1(a) of the Company Disclosure Schedules, the Company shall, and shall cause its Subsidiaries to, (I) conduct and operate its business in all material respects in the Ordinary Course of Business, (II) comply with all Laws applicable to the Company and its Subsidiaries and their respective businesses, assets and employees in all material respects, (III) use commercially reasonable efforts to preserve its existing relationships with its employees and its material customers, suppliers and distributors, and (IV) not:

(i)              amend or otherwise modify any of its Governing Documents in any manner that would be adverse to the SPAC, except as otherwise required by Law;

(ii)             make any changes to its accounting policies, methods or practices, other than as required by GAAP (after consulting with the Company’s outside auditors) or applicable Law;

(iii)            sell, issue, redeem, assign, transfer, pledge, mortgage, charge (other than in connection with existing credit facilities), convey or otherwise dispose of (x) any Equity Securities of the Company or any of its Subsidiaries, or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating the Company or its Subsidiaries to issue, deliver or sell any Equity Securities of the Company or its Subsidiaries, in each case, except as disclosed in Section 7.1(a) of the Company Disclosure Schedules;

(iv)            declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of the Company or its Subsidiaries;

(v)             adjust, split, combine or reclassify any of its Equity Securities;

(vi)            incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $15,000,000 individually or in the aggregate, make a loan or advance to or investment in any third party (other than (x) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (y) reimbursement or advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $15,000,000 individually or in the aggregate (other than, in each case, (A) additional Indebtedness under existing credit facilities or lines of credit and (B) capital leases entered into in the Ordinary Course of Business);

(vii)           fail to maintain its existence or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the Equity Securities, business, material properties or material assets (outside of the Ordinary Course of Business) of another Person;

(viii)          propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, the Company or its Subsidiaries, except for (x) Permitted Liens, or (y) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 7.1(a)(vi);

(ix)            (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material Tax election, (D) settle or compromise any material United States federal, state, local or non-United States Tax audit, assessment, Tax claim or other controversy relating to Taxes, (E) consent to any extension or waiver of the statutory period of limitations applicable to any Tax matter, (F) surrender any right to claim any refund of a material amount of Taxes, or (G) initiate any discussion, voluntary disclosure or examination with any Taxing Authority regarding Taxes or Tax Returns with respect to the Company;

(x)              take, agree to take, or fail to take, any action that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(xi)            except as included as a Company Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or SPAC or any of their respective Subsidiaries to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

(xii)            transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Owned Intellectual Property (excluding non-exclusive licenses of Owned Intellectual Property to customers in the Ordinary Course of Business), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(xiii)          terminate, or waive or assign any material right under, any Material Contract;

(xiv)          establish any Subsidiary that is not directly or indirectly wholly-owned by the Company or enter into any new line of business;

(xv)            fail to use commercially reasonable efforts to maintain material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is in effect as of the Effective Date;

(xvi)          waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $250,000 (individually or in the aggregate);

(xvii)         make capital expenditures in excess of $250,000 individually for any project (or set of related projects) or $500,000 in the aggregate;

(xviii)        voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate other than pursuant to the terms of a Material Contract or Company Employee Benefit Plan;

(xix)           sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any portion of its material properties, assets or rights, other than in the Ordinary Course of Business;

(xx)            enter into any agreement, understanding or arrangement with respect to the voting of Equity Securities of the Company;

(xxi)           take any action that would reasonably be expected to significantly delay or impair the obtaining of any Permits of any Governmental Entity to be obtained in connection with this Agreement;

(xxii)          accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the Ordinary Course of Business;

(xxiii)         enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Interested Party (other than compensation and benefits and advancement of expenses, in each case, provided in the Ordinary Course of Business and consistent with this Section 7.1); or

(xxiv)        agree or commit to do any of the foregoing.

(b)            Nothing contained in this Agreement shall be deemed to give SPAC, directly or indirectly, the right to control or direct the Company or its Subsidiaries or any operations of the Company or its Subsidiaries prior to the Closing. Prior to the Closing, the Company and its Subsidiaries shall each exercise, consistent with the terms and conditions of this Agreement, control over it business and operations.

Section 7.2            SPAC Interim Operating Covenants.

(a)            During the Pre-Closing Period, unless the Company shall otherwise give prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing and except (w) for the incurrence of SPAC Transaction Expenses, (x) as specifically contemplated or permitted by this Agreement or the Ancillary Agreements, (y) as required by applicable Law (including any COVID-19 Measures), or (z) as set forth on Section 7.2(a) of the SPAC Disclosure Schedules, SPAC shall, and shall cause its Subsidiaries to, (I) conduct and operate its business in all material respects in the Ordinary Course of Business, (II) comply with all Laws applicable to SPAC and its Subsidiaries and their respective businesses, assets and employees in all material respects, (III) use commercially reasonable efforts to preserve its existing relationships with its employees and its material customers, suppliers and distributors, and (IV) not:

(i)              amend or otherwise modify any of its Governing Documents in any manner that would be adverse to the Company, except as otherwise required by Law or any amendment or modification in connection with the Extension;

(ii)             make any changes to its accounting policies, methods or practices, other than as required by GAAP (after consulting with SPAC’s outside auditors) or applicable Law;

(iii)            except as required in connection with the Extension, sell, issue, redeem, assign, transfer, pledge, mortgage, charge, convey or otherwise dispose of (x) any Equity Securities of SPAC or any of its Subsidiaries, or (y) any options, warrants, rights of conversion or other rights or agreements, arrangements or commitments obligating SPAC or its Subsidiaries to issue, deliver or sell any Equity Securities of SPAC or its Subsidiaries;

(iv)            declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to any equityholder of SPAC or its Subsidiaries;

(v)             adjust, split, combine or reclassify any of its Equity Securities;

(vi)            incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $250,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party (other than (x) intercompany loans or capital contributions between SPAC and any of its wholly owned Subsidiaries and (y) reimbursement or advancement of expenses to employees in the Ordinary Course of Business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $250,000 individually or $500,000 in the aggregate (other than, in each case, (A) additional Indebtedness under existing credit facilities or lines of credit and (B) capital leases entered into in the Ordinary Course of Business); provided, that this Section 7.2(a)(vi) shall not prevent SPAC from borrowing funds necessary to finance (I) its ordinary course administrative costs and expenses and SPAC Transaction Expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including the PIPE Investment up to aggregate additional Indebtedness during the Pre-Closing Period of $1,500,000) and (II) the costs and expenses necessary for an Extension (as defined below);

(vii)           fail to maintain its existence or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) the Equity Securities, business, material properties or material assets (outside of the Ordinary Course of Business) of another Person;

(viii)          propose, adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization, or voluntarily subject to any material Lien, any of the material rights or material assets owned by, or leased or licensed to, SPAC or its Subsidiaries, except for (x) Permitted Liens, or (y) Liens under existing credit facilities or other Indebtedness permitted pursuant to Section 7.2(a)(vi);

(ix)            make any material Tax election or settle or compromise any material United States federal, state, local or non-United States income Tax liability, except in the Ordinary Course of Business;

(x)             take, agree to take, or knowingly fail to take, any action that would reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment;

(xi)            except as included as a SPAC Transaction Expense, incur any Liability, in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Company or SPAC or any of their respective Subsidiaries to pay any investment banker fee, finder’s fee, brokerage or agent’s commissions or other similar payments or reimburse expenses of any of the foregoing;

(xii)            except as required under applicable Law or the terms of any SPAC Employee Benefit Plan existing as of the date hereof, increase the wages, salaries or compensation of its employees other than in the Ordinary Course of Business, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any SPAC Employee Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee;

(xiii)          terminate, or waive or assign any material right under, any SPAC Material Contract or enter into any Contract that would, if in effect as of the date hereof, have constituted a SPAC Material Contract, in any case outside of the Ordinary Course of Business;

(xiv)          establish any Subsidiary that is not directly or indirectly wholly-owned by SPAC or enter into any new line of business;

(xv)           fail to use commercially reasonable efforts to maintain material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is in effect as of the Effective Date;

(xvi)            waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, SPAC or its Affiliates) not in excess of $250,000 (individually or in the aggregate);

(xvii)            make capital expenditures in excess of $250,000 individually for any project (or set of related projects) or $500,000 in the aggregate;

(xviii)            voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $250,000 individually or $500,000 in the aggregate other than pursuant to the terms of a SPAC Material Contract or SPAC Employee Benefit Plan as of the Effective Date;

(xix)            sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its material properties, assets or rights, other than in the Ordinary Course of Business;

(xx)            except as contemplated herein, enter into any agreement, understanding or arrangement with respect to the voting of Equity Securities of SPAC;

(xxi)            take any action that would reasonably be expected to significantly delay or impair the obtaining of any Permits of any Governmental Entity to be obtained in connection with this Agreement;

(xxii)          accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the Ordinary Course of Business;

(xxiii)         enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any SPAC Related Parties (other than compensation and benefits as consistent with this Section 7.2 and advancement of expenses, in each case, provided in the Ordinary Course of Business and Indebtedness incurred under Section 7.2(a)(vi) above); or

(xxiv)         agree or commit to do any of the foregoing.

(b)            Notwithstanding anything to the contrary in this Section 7.2, nothing in this Agreement shall prohibit or restrict SPAC from extending, in accordance with the SPAC Governing Documents and SPAC’s initial public offering prospectus, the deadline by which it must complete its Business Combination (an “Extension”) or making any payments to the Trust Account in connection therewith, and no consent of any other Party shall be required in connection therewith.

(c)            Nothing contained in this Agreement shall be deemed to give the Company, directly or indirectly, the right to control or direct SPAC or its Subsidiaries or any operations of SPAC or its Subsidiaries prior to the Closing. Prior to the Closing, SPAC and its Subsidiaries shall each exercise, consistent with the terms and conditions of this Agreement, control over it business and operations.

ARTICLE VIII
PRE-CLOSING AGREEMENTS

Section 8.1            Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions set forth in this Agreement, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the receipt of all applicable consents and Permits of Governmental Entities) and to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by this Agreement. The Company shall use its commercially reasonable efforts, and SPAC shall cooperate in all commercially reasonable respects, to solicit and obtain the consents of the Persons who are parties to the Contracts listed on Section 5.10 of the Company Disclosure Schedules prior to the Closing; provided, however, that no Party nor any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent) other than de minimis amounts.

Section 8.2            Trust & Closing Funding. Subject to the satisfaction or waiver of the conditions set forth in Section 4.1 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and SPAC Governing Documents, at the Closing, SPAC shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (b) cause the Trustee to pay as and when due (x) all amounts payable to SPAC Stockholders who shall have validly elected to redeem their SPAC Class A Shares pursuant to SPAC Certificate of Incorporation and direct and use its reasonable best efforts to cause the Trustee to pay as and when due the Deferred Discount (as defined in the Trust Agreement) pursuant to the terms of the Trust Agreement, except to the extent that such Deferred Discount is waived, and (y) SPAC Transaction Expenses at the Closing.

Section 8.3            Listing. During the Pre-Closing Period, SPAC shall use its commercially reasonable efforts to ensure SPAC remains listed as a public company on the NASDAQ or other national securities exchange acceptable to the Company and keep SPAC Class A Shares listed for trading on the NASDAQ or other national securities exchange acceptable to the Company; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on NASDAQ only the ParentCo Common Stock and the ParentCo Public Warrants.

Section 8.4            LTIP. Prior to the Closing Date, the ParentCo Board shall approve and, subject to the approval of SPAC Stockholders, adopt, an equity incentive plan, based on the terms and conditions as reasonably mutually agreed upon between SPAC and the Company to be effective upon and following the Closing (the “LTIP”). The LTIP shall initially reserve a number of shares of ParentCo Shares constituting no more than 10% of total number of shares of ParentCo Shares issued and outstanding immediately after the Effective Time (taking into account any SPAC Share Redemption). Nothing contained in this Section 8.4 (whether express or implied) shall confer any rights, remedies or benefits whatsoever (including any third-party beneficiary rights) on any Person other than the Parties to this Agreement.

Section 8.5            Confidential Information. During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or in support of the transactions contemplated by this Agreement, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliates or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of SPAC, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing in violation of applicable securities Laws.

Section 8.6            Access to Information.

(a)            During the Pre-Closing Period, upon reasonable prior written notice, the Company shall afford SPAC and its Representatives reasonable access, during normal business hours, to the properties, books and records of the Company and furnish to the Representatives of SPAC such additional financial and operating data and other information regarding the business of the Company as SPAC or its Representatives may from time to time reasonably request for purposes of consummating the transactions contemplated by this Agreement, but only to the extent the Company may do so without violating any applicable Laws or result in the breach of any confidentiality or similar agreement to which the Company is a party; provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement, including using reasonable best efforts to obtain the required consent of any applicable third Person; and provided, further, that SPAC shall abide by the terms of the Confidentiality Agreement.

(b)            SPAC shall coordinate its access rights pursuant to Section 8.6 with the Company to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Company.

(c)            Notwithstanding anything in this Agreement to the contrary, each Party (and its Representatives) may consult any tax advisor regarding the Intended Tax Treatment and tax structure of the transactions contemplated hereunder and may disclose to any other person, without limitation of any kind, the Intended Tax Treatment and tax structure of the transactions contemplated hereunder and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

Section 8.7            Notification of Certain Matters. Each Party shall notify the other Parties of (a) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the knowledge of any arty, threatened, against any of the Parties, (b) becoming aware of the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article IV, Article V, or Article VI not to be satisfied, or (c) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

Section 8.8            Regulatory Approvals; Efforts.

(a)            If a filing is required in connection with the consummation of the transactions contemplated by this Agreement under the HSR Act, the Parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated by this Agreement to be filed as promptly as practicable after the execution of this Agreement, (ii) request early termination of the waiting period relating to such HSR Act filings, if early termination is being granted at the time of such filing, (iii) supply as promptly as practicable any additional information and documentary material that may be requested by a regulatory authority pursuant to applicable Laws or a Governmental Entity pursuant to the HSR Act and (iv) otherwise use its commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its Representatives) and any Governmental Entity regarding any of the transactions contemplated by this Agreement. If a Party or any of its Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then the Party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.

(b)            The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Representatives), as the case may be, and any third party and/or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each Party agrees not to participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate. This Section 8.8 shall not apply to matters, communications or filings related to the Extension.

(c)            Each Party shall use its reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”).

(d)            SPAC shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by this Agreement as a result of the application of any Antitrust Law.

(e)            Notwithstanding anything in this Agreement to the contrary, but subject to compliance with Section 8.5, nothing in this Section 8.8 shall require any of the Parties or any of their respective Affiliates to take any action with respect to any of their respective Affiliates (other than, with respect to SPAC, SPAC’s Subsidiaries), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of a Party or any of their respective Affiliates (other than, with respect to SPAC, SPAC’s Subsidiaries), or any interests therein, including selling, divesting or otherwise disposing of, licensing, holding separate, or otherwise restricting or limiting its freedom to operate with respect to, any business, products, rights, services, licenses, investments, or assets, of SPAC, the Company or their respective Affiliates (other than, with respect to SPAC, SPAC’s Subsidiaries), any of their respective affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) or investment of a Party or any of their respective Affiliates, or any interests therein.

Section 8.9            Communications; Press Release; SEC Filings.

(a)            As promptly as practicable following the Effective Date (and in any event within four (4) Business Days thereafter), SPAC shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”) and the Parties shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). SPAC shall provide the Company with a reasonable opportunity to review and comment on the Signing Form 8-K prior to its filing and shall consider such comments in good faith. SPAC shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). The Parties agree that during the Pre-Closing Period no public release, filing or announcement concerning this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby shall be issued by any Party or any of their respective Affiliates without the prior written consent of SPAC and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of the SEC or any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)            As promptly as reasonably practicable after the Effective Date, but in any event following delivery of any information required to be delivered by the Company pursuant to this Section 8.9, (i) SPAC and the Company shall prepare and mutually agree upon and ParentCo shall file with the SEC a preliminary Proxy/Registration Statement (which shall comply as to form with, as applicable, the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations promulgated thereunder) in connection with SPAC Stockholder Meeting for the purpose of (A) providing eligible SPAC Stockholders with the opportunity to participate in SPAC Share Redemption in connection with the Closing and (B) soliciting proxies from SPAC Stockholders to vote at the SPAC Stockholder Meeting with respect to the SPAC Stockholder Voting Matters. Each of SPAC, ParentCo and the Company shall use its commercially reasonable efforts to cause the Proxy/Registration Statement to comply with the rules and regulations promulgated by the SEC. ParentCo shall file the definitive Proxy/Registration Statement with the SEC and cause the Proxy/Registration Statement to be mailed to SPAC’s stockholders of record, as of the record date to be established by SPAC Board in accordance with Section 8.9(h), at such time as reasonably agreed by SPAC and the Company promptly (and in any event within five (5) Business Days) following to the date on which the SEC has declared effective the Proxy/Registration Statement (the date in (x) or (y), the “Proxy/Registration Statement Clearance Date”).

(c)            Prior to filing with the SEC, SPAC will make available to the Company drafts of the Proxy/Registration Statement and any other documents to be filed with the SEC that relate to the transactions completed hereby, both preliminary and final, and drafts of any amendment or supplement to the Proxy/Registration Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. SPAC and ParentCo will advise the Company promptly after it receives notice of (i) the time when the Proxy/Registration Statement has been filed, (ii) in the event the preliminary Proxy/Registration Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iii) the filing of any supplement or amendment to the Proxy/Registration Statement, (iv) any request by the SEC for amendment of the Proxy/Registration Statement, (v) any comments, written or oral, from the SEC relating to the Proxy/Registration Statement and responses thereto and (vi) requests by the SEC for additional information in connection with the Proxy/Registration Statement. ParentCo shall promptly respond to any comments of the SEC on the Proxy/Registration Statement, and shall use its commercially reasonable efforts to have the Proxy/Registration Statement cleared by the SEC as soon after filing as practicable; provided that prior to responding to any requests or comments from the SEC, ParentCo will make available to the Company drafts of any such response, will provide the Company with reasonable opportunity to comment on such drafts and will consider such comments in good faith.

(d)            If at any time prior to the Closing (including prior to SPAC Stockholder Meeting) any Party discovers or becomes aware of any information that is required to be set forth in an amendment or supplement to the Proxy/Registration Statement so that the Proxy/Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall promptly inform the other Parties hereto and the Parties shall cooperate reasonably in connection with preparing and, to the extent required by Law, disseminating (including by promptly transmitting to SPAC Stockholders) any such amendment or supplement to the Proxy/Registration Statement containing such information; provided that no information received by SPAC pursuant to this Section 8.9(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made hereunder by any Party, and no such information shall be deemed to change, supplement or amend the Schedules hereto.

(e)            The Parties acknowledge that a substantial portion of the Proxy/Registration Statement and certain other forms, reports and other filings required to be made by SPAC and ParentCo under the Securities Act and the Securities Exchange Act in connection with the transactions contemplated by this Agreement (collectively, “Additional SPAC Filings”) shall include disclosure regarding the Company, ParentCo and the business of the Company’s management, employees, operations and financial condition. Accordingly, the Company agrees to and shall cause its Representatives to, as promptly as reasonably practicable, to use commercially reasonable efforts to provide SPAC and ParentCo with all information concerning the Company, and its business, management, employees, operations and financial condition, in each case, that is reasonably requested by SPAC and ParentCo to be included in the Proxy/Registration Statement, Additional SPAC Filings or any other SPAC or ParentCo filing with the SEC and to respond in a timely manner to comments from the SEC on the Proxy/Registration Statement and Additional SPAC Filings. SPAC and ParentCo shall make all required filings with respect to the transactions contemplated by this Agreement under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, and the Company shall reasonably cooperate in connection therewith.

(f)            At least three (3) Business Days prior to Closing, ParentCo shall begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated by this Agreement pursuant to Form 8-K (the “Closing Form 8-K”). ParentCo shall provide the Company with a reasonable opportunity to review and comment on the Closing Form 8-K prior to its filing and shall consider such comments in good faith. Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently or promptly following with the Closing, SPAC shall distribute the Closing Press Release, and within four (4) Business Days thereafter, file the Closing Form 8-K with the SEC.

(g)            As promptly as practicable after the Effective Date, but in no event later than January 31, 2023, the Company will deliver to SPAC and ParentCo (i) audited consolidated balance sheets of the Company as of December 31, 2020 and December 31, 2021, and related audited consolidated statements of operations, members’ equity and cash flows for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent PCAOB qualified auditors (which reports shall be unqualified), prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and in each case, audited in accordance with the standards of the PCAOB (the “PCAOB Audited Financial Statements”) and (ii) the unaudited balance sheet of the Company as of September 30, 2022, and related unaudited consolidated statements of operations, members’ equity and cash flows for the nine-month period ended on such date, together with all related notes and schedules thereto, reviewed by the Company’s independent PCAOB qualified auditors, prepared in accordance with GAAP, applied on a consistent basis throughout the covered periods and Regulation S-X of the SEC and reviewed in accordance with the standards of the PCAOB (the “PCAOB Reviewed Financial Statements” and together with the PCAOB Audited Financial Statements, the “PCAOB Financial Statements”). During the Pre-Closing Period, the Company will also deliver to SPAC and ParentCo all other audited and unaudited financial statements of the Company and any company or business units acquired by the Company, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy/Registration Statement and/or the Closing Form 8-K (including pro forma financial information).

(h)            SPAC shall, prior to or as promptly as practicable following the Proxy/Registration Statement Clearance Date (and in no event later than the date the Proxy/Registration Statement is required to be mailed in accordance with Section 8.9(b)), establish a record date in accordance with the terms of SPAC Bylaws (which date shall be mutually agreed with the Company) to duly call and give notice of, the SPAC Stockholder Meeting. SPAC shall convene and hold SPAC Stockholder Meeting, for the purpose of obtaining the requisite approval of SPAC Stockholder Voting Matters, which meeting shall be held as promptly as practicable after the date on which SPAC commences the mailing of the Proxy/Registration Statement to its stockholders. SPAC shall take all commercially reasonable actions necessary to obtain the approval of SPAC Stockholder Voting Matters at the SPAC Stockholder Meeting, including as such SPAC Stockholder Meeting may be adjourned or postponed in accordance with this Agreement, and the SPAC Bylaws, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the SPAC Stockholder Voting Matters. Except as otherwise required by applicable Law (including, for the avoidance of doubt, the fiduciary duties of the members of SPAC Board), SPAC Board shall include the SPAC Board Recommendation in the Proxy/Registration Statement and any amended or supplemental statement sent to the SPAC Stockholders and shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the SPAC Board Recommendation, (ii) adopt, approve, endorse or recommend any transaction involving, directly or indirectly, any merger or consolidation with, or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with, or other transaction that would constitute a Business Combination with or involving SPAC and a third party, other than the Company or ParentCo and their respective Subsidiaries, (iii) following a request in writing by the Company that SPAC Board Recommendation be reaffirmed publicly, fail to reaffirm publicly SPAC Board Recommendation within ten (10) Business Days after the Company made such request (it being agreed that the Company may only make one (1) request pursuant to this clause (iii); provided that SPAC (A) has not already publicly reaffirmed such SPAC Board Recommendation or (B) has made a change in SPAC Board Recommendation or is reasonably expected to do so in such ten (10) Business Day period), or (iv) agree to take any of the foregoing actions. SPAC agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold SPAC Stockholder Meeting for the purpose of seeking approval of SPAC Stockholder Voting Matters shall not be affected by intervening events or circumstances, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold SPAC Stockholder Meeting and submit for the approval of SPAC Stockholders the SPAC Stockholder Voting Matters, in each case as contemplated by this Section 8.9(h), regardless of whether or not there shall have occurred any intervening events or circumstances. Notwithstanding anything to the contrary contained in this Agreement, SPAC only shall be entitled to postpone or adjourn the SPAC Stockholder Meeting: (A) to allow reasonable additional time for the filing or mailing of any supplement or amendment to the Proxy/Registration Statement that SPAC Board has determined in good faith after consultation with outside legal counsel is required under applicable Law (including fiduciary duties), which supplement or amendment shall be promptly disseminated to SPAC’s stockholders prior to the SPAC Stockholder Meeting; (B) if, as of the time for which SPAC Stockholder Meeting is originally scheduled (as set forth in the Proxy/Registration Statement), there are insufficient shares of SPAC represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at SPAC Stockholder Meeting; (C) to seek withdrawals of redemption requests from SPAC Stockholders, additional transfers of shares by SPAC Stockholders and/or additional financing, in any case, in order to satisfy the conditions to the Closing set forth in Sections 4.1(a)(v) or 4.1(a)(ix); or (D) in order to solicit additional proxies from stockholders for purposes of obtaining approval of SPAC Stockholder Voting Matters; provided that in the event of any such postponement or adjournment, the SPAC Stockholder Meeting shall be reconvened as promptly as practicable following such time, and in no event later than ten (10) Business Days following such time as the matters described in such clauses (A) through (D) have been resolved.

Section 8.10          Expenses. The Company shall be solely liable for and pay at or prior to the Closing all of the Company Transaction Expenses and SPAC shall be solely liable for and pay at or prior to the Closing all of the SPAC Transaction Expenses, including in connection with the negotiation, execution and performance of this Agreement and the Ancillary Agreements, the performance of each Party’s obligations hereunder and under the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; provided, that if the Closing shall occur, the Company Transaction Expenses and the SPAC Transaction Expenses, along with any Indebtedness owed by SPAC to the Sponsor, will be paid from the Trust Account and the proceeds from the PIPE Investment.

Section 8.11          PIPE Investment.

(a)            The Company shall take, or use its commercially reasonable efforts to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to obtain the PIPE Investment and consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its commercially reasonable efforts to (x) comply with its obligations under the Subscription Agreements, (y) in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), consummate the transactions contemplated by the Subscription Agreements at or prior to Closing; and (z) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements have been satisfied (other than conditions that SPAC controls the satisfaction of and other than those conditions that by their nature are to be satisfied at Closing), to cause the applicable PIPE Investor to contribute to SPAC the applicable portion of the PIPE Investment Amount set forth in the applicable Subscription Agreement at or prior to Closing. SPAC shall give the Company prompt written notice upon (i) becoming aware of any breach or default by any party to any of the Subscription Agreements or any termination (or purported termination) of any of the Subscription Agreements or (ii) the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement. SPAC shall not permit, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements.

(b)            The Company agrees, and shall cause the appropriate Representatives of the Company, to use commercially reasonable efforts to cooperate in connection with (x) the arrangement of any PIPE Investment, and (y) the marketing of the transactions contemplated by this Agreement and the Ancillary Agreements in the public markets and with existing equityholders of SPAC (including in the case of clauses (x) with respect to the satisfaction of the relevant conditions precedent), in each case as may be reasonably requested by SPAC, including by (i) upon reasonable prior notice, participating in meetings, calls, drafting sessions, presentations, and due diligence sessions (including accounting due diligence sessions) and sessions with prospective investors at mutually agreeable times and locations and upon reasonable advance notice (including the participation in any relevant “roadshow”), (ii) assisting with the preparation of customary materials, (iii) providing the financial statements and such other financial information regarding the Company as is reasonably requested in connection therewith, subject to confidentiality obligations reasonably acceptable to the Company, (iv) taking all corporate actions that are necessary or customary to obtain the PIPE Investment and market the transactions contemplated by this Agreement, and (v) otherwise reasonably cooperating in SPAC’s efforts to obtain the PIPE Investment and market the transactions contemplated by this Agreement.

Section 8.12          Directors and Officers Indemnification.

(a)            Beginning on the Closing Date and continuing until the sixth (6th) anniversary of the Closing Date, ParentCo (i) shall, and shall cause SPAC Surviving Subsidiary and Company Surviving Subsidiary to maintain in effect all rights to indemnification, advancement of expenses, exculpation and other limitations on Liability to the extent provided in ParentCo’s, the Company’s, or SPAC’s, as the case may be, Governing Documents in effect as of the Effective Date (“D&O Provisions”) in favor of any current or former director, officer, or manager, or, to the extent authorized under the applicable D&O Provisions, any employee, agent or representative of SPAC or ParentCo (whether before or after Closing) and the Company (the “Indemnified Persons”), and (ii) shall not, and shall not permit the SPAC Surviving Subsidiary or Company Surviving Subsidiary to, amend, repeal or modify in a manner adverse to the beneficiary thereof any provision in the D&O Provisions as it relates to any Indemnified Person, in each case relating to a state of facts existing prior to Closing. After the Closing, in the event that ParentCo, Company Surviving Subsidiary, SPAC Surviving Subsidiary or their respective successors (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, ParentCo, Company Surviving Subsidiary or SPAC Surviving Subsidiary shall cause proper provision to be made so that the successors of ParentCo, Company Surviving Subsidiary or SPAC Surviving Subsidiary shall succeed to and be bound by the obligations set forth in this Section 8.12. The provisions of this Section 8.12 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and representatives.

(b)            For the benefit of SPAC’s directors, managers and officers, the SPAC shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six (6) year period from and after the Effective Time for events occurring prior to the Effective Time (the “SPAC D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, SPAC shall maintain the SPAC D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and SPAC shall timely pay or caused to be paid all premiums with respect to the SPAC D&O Tail Insurance.

(c)            For the benefit of the Company’s directors, managers and officers, the Company shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six (6)-year period from and after the Effective Time for events occurring prior to the Effective Time (the “Company D&O Tail Insurance” and, together with the SPAC D&O Tail Insurance, the “D&O Tail Policies”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, SPAC shall maintain or cause to maintain the Company D&O Tail Insurance in full force and effect from and after the Closing, and continue to honor the obligations thereunder, and SPAC shall from and after the Closing timely pay or cause to be paid all premiums with respect to the Company D&O Tail Insurance.

Section 8.13          Post-Closing Directors and Officers of ParentCo. The Parties shall take or cause to be taken all actions as may be necessary or appropriate to ensure that effective immediately after the Closing:

(a)            The post-Closing ParentCo Board shall consist of at least five (5) directors, a majority of whom shall qualify as independent under NASDAQ rules and five (5) of whom shall be designated by the Company.

(b)            The chairperson of the post-Closing ParentCo Board shall be nominated by the Company.

(c)            The officers of ParentCo shall be appointed by the Company, who shall serve in such capacity in accordance with the terms of the Governing Documents of ParentCo following the Closing. The Company shall promptly notify the SPAC after ParentCo hires or the Company appoints any executive officers of ParentCo.

(d)            If any Person nominated pursuant to Section 8.13(a) is not duly appointed, the Parties shall take all necessary action to fill any such vacancy on the post-Closing ParentCo Board with an alternative Person designated pursuant to Section 8.13(a).

Section 8.14          Share Transactions. During the Pre-Closing Period, except as otherwise contemplated by this Agreement, neither the Company nor any of its Subsidiaries or Affiliates, directly or indirectly, shall engage in any transactions involving the securities of SPAC.

Section 8.15          No Solicitation.

(a)            For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Company or its Subsidiaries (other than in the Ordinary Course of Business) or (y) any of the shares or other equity interests or profits of the Company or its Subsidiaries, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to SPAC, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination.

(b)            During the Pre-Closing Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and SPAC, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)            Each of SPAC and the Company shall notify the other as promptly as practicable (and in any event within 72 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each of SPAC and the Company shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Pre-Closing Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

Section 8.16          Best Efforts to Amend Certain License Agreements and Obtain Certain Waivers. During the Pre-Closing Period, the Company shall use its reasonable best efforts to obtain (i) amendments to those certain license agreements and (ii) those certain waivers, each as set forth in Section 8.16 of the Company Disclosure Schedules.

Section 8.17          Payments to Sponsor.

(a)            If the SPAC Transaction Expenses at the Closing are less than the Cap, the Company shall, at, or promptly following the Closing, pay $250,000 to the Sponsor.

Section 8.18          Post-Closing Issuance. ParentCo hereby agrees that pursuant to the Viral Gene Assignment, within two weeks following the Closing, ParentCo shall issue to Viral Gene the number of ParentCo Shares equal to the quotient of $60,000,000 divided by the stock price of ParentCo as of the Closing Date based on a $250,000,000 pre-equity valuation. For the avoidance of doubt, the ParentCo Shares to be issued to Viral Gene shall be included in the $250,000,000 pre-equity valuation of the Company and shall not cause any dilution to the final capitalization of the Company at the time of the Closing.

Section 8.19          International New Drug Application. In the event that the sponsor of the CAR T Product obtains an Investigational New Drug Application related to the CAR T Products, to be filed with the US Food and Drug Administration, such application shall be promptly provided to the SPAC.

ARTICLE IX
TAX MATTERS

Section 9.1            Tax Matters.

(a)            The Parties shall use their respective reasonable best efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the transactions contemplated hereby from qualifying, for the Intended Tax Treatment. None of the Parties knows of any fact or circumstance, or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to cause the Mergers to fail to qualify for the Intended Tax Treatment. The Mergers shall be reported by the Parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Entity consistent with the Intended Tax Treatment (including attaching the statement described in Section 1.351-3(b) of the Treasury Regulations on or with the U.S. federal income Tax Return of such Party or Affiliate for the taxable year that includes the Mergers), as a result of a “determination” within the meaning of Section 1313(a)(1) or (2) of the Code (or similar provision for state or local income Tax purposes) or pursuant to another agreement (other than an agreement described in Section 1313(a)(2) of the Code made with an applicable Taxing Authority). The Parties shall cooperate with each other and their respective counsel to document and support the Intended Tax Treatment of the Mergers, including providing factual support letters.

(b)            To the knowledge of ParentCo and the Merger Subs, there is no plan or intention to liquidate the Company or SPAC (including a liquidation for Tax purposes) following the transactions contemplated hereby.

(c)            With respect to any Tax year for which (1) the Company and/or any predecessors was treated as a partnership for U.S. federal income tax purposes, (2) the Company receives notice from the Internal Revenue Service of an imputed underpayment, and (3) the election provided for in Section 6226 of the Code (or any similar provision of state, local, or non-U.S. laws) is available (such election, a “Section 6226 Election”), the Company and/or any predecessors (including Reform) shall make such Section 6226 Election in accordance with applicable laws. The Company and/or any predecessors (including Reform) and their respective “partnership representatives” and “designated individuals” under Code Section 6223 and Treasury Regulations thereunder shall take such actions or cause such actions to be taken as may be required to make such Section 6226 Election available.

(d)            Any and all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any associated penalties and interest) (“Transfer Taxes”) incurred in connection with or arising out of the transactions contemplated by this Agreement shall be borne and paid fifty percent (50%) by the Company and fifty percent (50%) by ParentCo. The parties shall cooperate in the execution and delivery of any and all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable any of the foregoing to comply with any Tax Return filing requirements for such Transfer Taxes. The Person(s) required by applicable Law to file any necessary Tax Returns and other documentation with respect to any Transfer Taxes shall timely file, or shall cause to be timely filed, with the relevant Governmental Entity each such Tax Return and shall timely pay to the relevant Governmental Entity all Transfer Taxes due and payable thereon (subject to reimbursement in accordance with this Section 9.1(d)). The cost and expense of preparing and filing such Tax Returns and documentation shall be borne fifty percent (50%) by the Company and fifty percent (50%) by ParentCo.

ARTICLE X
TERMINATION

Section 10.1          Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing only as follows:

(a)            by the mutual written consent of the Company and SPAC;

(b)            by the Company or SPAC by written notice to the other Party if any applicable Law is in effect making the consummation of the transactions contemplated by this Agreement illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement of this Agreement resulted in or caused such final, non-appealable Order or other action (including, with respect to the Company, any breach by ParentCo);

(c)            by the Company or SPAC by written notice to the other Party if the consummation of the transactions contemplated by this Agreement shall not have occurred on or before June 7, 2023 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement (including, with respect to the Company, any breach by ParentCo) if such material breach is the primary cause of or has resulted in the failure of the transactions contemplated by this Agreement to be consummated on or before such date;

(d)            by the Company by written notice to SPAC if SPAC breaches any of its representations or warranties contained in this Agreement or breaches or fails to perform any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to the Company’s obligations to consummate the transactions set forth in Section 4.1(c)(i) or Section 4.1(c)(ii) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to SPAC by the Company, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to the Company if the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(e)            by SPAC by written notice to the Company if the Company breaches any of its representations or warranties contained in this Agreement or the Company breaches or fails to perform any of its covenants contained in this Agreement, which breach or failure to perform (i) would render a condition precedent to SPAC’s obligations to consummate the transactions set forth in Section 4.1(b)(i) or Section 4.1(b)(ii) of this Agreement not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Company by SPAC, cannot be cured or has not been cured by the earlier of the Outside Date and thirty (30) days after the delivery of such written notice and SPAC has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to SPAC if SPAC is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement;

(f)            by the Company by written notice to SPAC if SPAC fails to complete an Extension by December 31, 2022;

(g)           by the Company by written notice to SPAC if SPAC fails, at any time prior to the Effective Time, to maintain the listing of publicly traded Equity Securities of the SPAC on the NASDAQ or other national securities exchange acceptable to the Company;

(h)            by the Company or SPAC by written notice to the other Party if the Required SPAC Vote is not obtained at the SPAC Stockholder Meeting (subject to any adjournment or postponement thereof);

(i)             by written notice from SPAC to the Company if the Company Member Approval is not obtained within ten (10) Business Days after the Proxy/Registration Statement has become effective; and

(j)             by written notice by SPAC to the Company, if there shall have been a Material Adverse Effect following the date of this Agreement which is uncured and continuing.

Section 10.2          Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided that (a) the agreements contained in Section 8.5, Section 8.9, Section 8.10, this Section 10.2 and Article XI of this Agreement survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its fraud or its willful and material breach of this Agreement prior to such termination (subject to Section 11.10). Without limiting the foregoing, and except as provided in Section 8.10 and this Section 10.2 (but subject to Section 11.10) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.11, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1.

ARTICLE XI
MISCELLANEOUS

Section 11.1          Amendment and Waiver. No amendment or modification of any provision of this Agreement shall be valid unless the same shall be in writing and signed by SPAC, ParentCo and the Company. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence. Any such amendment, modification or waiver may occur after the approval of SPAC Stockholder Voting Matters at the SPAC Stockholder Meeting and prior to the Closing so long as such amendment or waiver would not require the further approval of SPAC Stockholders under applicable Law without such approval having first been obtained.

Section 11.2          Non-Survival. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing.

Section 11.3          Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with affirmative confirmation of receipt) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid, return receipt requested) or (c) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 11.3, notices, demands and other communications to the Parties shall be sent to the addresses indicated below:

Notices to the Company	with copies to (which shall not constitute notice):

Liminatus Pharma, LLC 6 Centerpointe Dr. #625 La Palma, CA 90623 Attention: Chris Kim Email: chris@liminatuspharma.com	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell Nussbaum E-Mail: mnussbaum@loeb.com

Notices to SPAC prior to the Closing:	with copies to (which shall not constitute notice):

Iris Acquisition Corp 3rd Floor Zephyr House 122 Mary Street, George Town PO Box 10085 Grand Cayman KY1-1001, Cayman Islands Attn: Sumit Mehta Email: sumit.mehta@arrcap.com	Holland & Knight LLP One Arts Plaza 1722 Routh Street, Suite 1500 Dallas, TX 75201 Attn: Chauncey Lane Email: Chauncey.Lane@hklaw.com

Notices to SPAC after the Closing:	with copies to (which shall not constitute notice):

Iris Parent Holding Corp. 6 Centerpointe Dr. #625 La Palma, CA 90623 Attention: Chris Kim Email: chris@liminatuspharma.com

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum
E-Mail: mnussbaum@loeb.com

and

Holland & Knight LLP
One Arts Plaza

1722 Routh Street, Suite 1500

Dallas, TX 75201
Attn: Chauncey Lane
Email: Chauncey.Lane@hklaw.com

Section 11.4          Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 11.4 shall be null and void.

Section 11.5          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 11.6          Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Disclosure Schedules, Schedule or Exhibit attached hereto or delivered at the same time and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section, Subsection, Clause, Recital, Section of a Disclosure Schedules, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Clauses, Recitals, Sections of a Disclosure Schedules, Schedules or Exhibits of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 11.6 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof; provided that with respect to any Contract listed (or required to be listed) on the Disclosure Schedules, all material amendments and modifications thereto (but excluding any purchase orders, work orders or statements of work) must also be listed on the appropriate section of the applicable Disclosure Schedules. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”. References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. If any Party has breached any representation, warranty, covenant or agreement contained in this Agreement in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. An accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts in this Agreement are stated and shall be paid in United States dollars. Any reference in this Agreement or any Ancillary Agreements to a Person’s (i) directors or managers shall include any member of such Person’s governing body, (ii) officers shall include any Person filling a substantially similar position for such Person or (iii) shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to SPAC or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of SPAC and its Representatives and SPAC and its Representatives have been given access to the electronic folders containing such information.

Section 11.7          Entire Agreement. This Agreement and the Ancillary Agreements (together with the Disclosure Schedules and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions (including that certain non-binding letter of intent among SPAC and the Company, dated as of November 1, 2022, as amended, but excluding the Confidentiality Agreement), whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated by this Agreement exclusively pursuant to the express terms and provisions of this Agreement, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth in this Agreement. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary special purpose acquisition company and an ordinary target company in an arm’s-length transaction.

Section 11.8          Counterparts; Electronic Delivery. This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

Section 11.9          Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of New York shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims, except for Patent inventorship shall be governed by federal U.S. patent law) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of the Delaware Chancery Court, or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the Delaware Superior Court (and in each case, any appellate courts thereof), in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 11.9, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 11.3; provided, that nothing in this Section 11.9 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 11.10        Trust Account Waiver. Each of ParentCo and the Company acknowledges that SPAC has established the Trust Account for the benefit of its public SPAC Stockholders (including overallotment shares acquired by SPAC’s underwriters) (the “Public Stockholders”), which contains the proceeds of its initial public offering, including overallotment securities acquired by SPAC’s underwriters, and from certain private placements occurring simultaneously with the initial public offering (including interest accrued from time to time thereon) for the benefit of the Public Stockholders and certain other parties (including the underwriters of the initial public offering). For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of ParentCo and the Company, for itself and the Affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account or distributions therefrom to Public Stockholders (“Public Distributions”), regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each of ParentCo and the Company for itself and the Affiliates it has the authority to bind hereby irrevocably waives any Released Claims that it may have against the Trust Account or Public Distributions now or in the future as a result of, or arising out of, any discussions, contracts or agreements with SPAC, Sponsor or any of their Affiliates and will not seek recourse against the Trust Account or Public Distributions for any reason whatsoever; provided that (a) nothing herein shall serve to limit or prohibit ParentCo or the Company’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account (other than Public Distributions), for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to redemptions by Public Stockholders) to the Company in accordance with the terms of this Agreement and the Trust Agreement) and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding any Public Distributions). Each of the Company and ParentCo agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Agreement, and each of the Company and ParentCo further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates it has the authority to bind under applicable Law.

Section 11.11        Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated by this Agreement are unique and recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages may be inadequate (and therefore the non-breaching Party may have no adequate remedy at Law) and the non-breaching Party may be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to seek specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.11 shall not be required to provide any bond or other security in connection with any such injunction.

Section 11.12        No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights hereunder (other than in respect of the Indemnified Persons under Section 8.12, Non-Party Affiliates under Section 11.14, each of whom is an express third-party beneficiary hereunder to the specific provisions in which such Person is referenced and entitled to enforce only such obligations hereunder).

Section 11.13       Disclosure Schedules and Exhibits. The Disclosure Schedules and Exhibits attached hereto or referred to in this Agreement are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of the SPAC Disclosure Schedules or the Company Disclosure Schedules shall be deemed disclosed in each other Section of the applicable Disclosure Schedules to which such fact or item may apply so long as (i) such other Section is referenced by applicable cross-reference or (ii) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Disclosure Schedules. The headings contained in the Disclosure Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Disclosure Schedules or this Agreement. The Disclosure Schedules are not intended to constitute, and shall not be construed as, an admission or indication that any such fact or item is required to be disclosed. The Disclosure Schedules shall not be deemed to expand in any way the scope or effect of any representations, warranties or covenants described in this Agreement. Any fact or item, including the specification of any dollar amount, disclosed in the Disclosure Schedules shall not by reason only of such inclusion be deemed to be material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement, and matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected herein and may be included solely for information purposes; and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in the Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in the Disclosure Schedules is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the Ordinary Course of Business. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Moreover, in disclosing the information in the Disclosure Schedules, the Company does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Disclosure Schedules shall be kept strictly confidential by the Parties (except to the extent required by applicable Law or Proceeding) and no third party may rely on any information disclosed or set forth therein.

Section 11.14        No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a corporation, company, partnership, exempted limited partnership, limited liability company or other entity, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that, subject to applicable Law, no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, equity holder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated by this Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise required by this Agreement if such Non-Party Affiliate is a direct party to such document, agreement or instrument (and not signing such document, agreement or instrument on behalf of a Party). Except to the extent expressly otherwise set forth in, and subject in all cases to the terms and conditions of and limitations in this Section 11.14, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 11.14.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

SPAC:

IRIS ACQUISITION CORP

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

COMPANY:

LIMINATUS PHARMA, LLC

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary, and Treasurer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

PARENTCO:

IRIS PARENT HOLDING CORP.

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary, and Treasurer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first written above.

LIMINATUS MERGER SUB:

LIMINATUS PHARMA MERGER SUB, INC.

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary, and Treasurer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

SPAC MERGER SUB:

SPAC MERGER SUB, INC.

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary, and Treasurer

[Signature Page to Business Combination Agreement]